UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 29, 1996



                        Commission File Number 033-73160

                               CALPINE CORPORATION
                           (A California Corporation)
                  I.R.S. Employer Identification No. 77-0031605



                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115






       This report on Form 8-K, including all exhibits, contains 71 pages.
             The exhibit index is located on page 3 of this report.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

The Gilroy cogeneration facility (the "Facility") is a 120 megawatt natural gas-fired combined cycle facility located in Gilroy, California. On August 29, 1996 Calpine Corporation, through its wholly owned subsidiary Calpine Gilroy Cogen, L.P., purchased the assets of the Facility from Gilroy Energy Company, a wholly owned subsidiary of McCormick & Company, Inc. for a purchase price of $125.0 million.

In addition, under the terms of a supplemental agreement between Calpine and McCormick, Calpine expects to pay McCormick approximately $24.0 million over the next four years.

Calpine financed this acquisition with an 18-year non-recourse project loan of $116.0 million provided by Banque Nationale de Paris. This loan includes both floating and fixed interest rate tranches. The balance of the purchase price was paid from cash on hand.

The Facility generates electricity for sale to Pacific Gas & Electric Company pursuant to a long term power sales agreement which terminates in 2018. The power sales agreement contains payment provisions for capacity and energy. In addition, the Facility produces and sells thermal energy to a thermal host under a long-term contract that is coterminous with the power sales agreement. Natural gas for the Facility is currently supplied pursuant to a contract, which expires July 31, 1997.

Calpine intends to continue to operate the Facility in the same business following the transaction.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

(a)      Financial Statements of Business Acquired

         The following financial statements of the Facility are attached hereto and incorporated herein by reference:

         1. Audited Balance Sheets, as of November 30, 1995 and 1994, and the related Statements of Income, Shareholder's Equity and Cash Flows for the years ended November 30, 1995 and 1994, together with the report thereon by Ernst & Young LLP, independent accountants for Gilroy Energy Company. Unaudited Balance Sheet as of May 31, 1996, and the related Statements of Income, Shareholder's Equity and Cash Flows for the six month periods ended May 31, 1996 and 1995.

(b)      Pro Forma Financial Information

         Pro  forma  financial  information  for the  transaction  described  in
         Item 2, consisting of a Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995, a Pro Forma Condensed Consolidated Statement of Operations for the six month period ended June 30, 1996, and a Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1996, together with notes thereto, are attached hereto and incorporated herein by reference.

(c)      Exhibits

         2.1. Asset Purchase Agreement among Gilroy Energy Company, McCormick & Company, Incorporated and Calpine Gilroy Cogen, L.P. Dated as of August 29, 1996.

         2.2   Noncompetition/Earnings   Contingency   Agreement  among  Calpine
               Gilroy Cogen, L.P., McCormick & Company, Incorporated, and Gilroy Energy Company, Inc. Dated as of August 28, 1996.

            Pro Forma Condensed Consolidated Statement of Operations

                                                                         Year Ended December 31, 1995
                                         -----------------------------------------------------------------------------------
                                                                                     Pro Forma
                                                                                   for the Recent
                                                         Recent                      Transaction     Gilroy
                                                      Transaction      Sr. Notes    and Sr. Notes  Transaction
                                          Actual      Adjustments     Adjustments    Adjustments   Adjustments     Pro Forma
                                                           (1)            (2)                          (3)
                                         ---------      ---------     ----------      ---------     ---------      ---------
                                                                    (in thousands, except per share data)
Statement of operations data:
Revenue:
   Electricity and steam sales .....     $ 127,799       $ 53,128      $    --        $ 180,927       $ 36,221     $ 217,148
   Service contract revenue ........         7,153            250           --            7,403           --           7,403
   Income (loss) from unconsolidated
      investments in power projects         (2,854)          --             --           (2,854)          --          (2,854)
   Interest income on loans to power
      projects .....................          --            2,564           --            2,564           --           2,564
                                         ---------      ---------     ----------      ---------     ---------      ---------
      Total revenue ................       132,098         55,942           --          188,040         36,221       224,261
                                         ---------      ---------     ----------      ---------     ---------      ---------
Cost of revenue:
   Plant operating expenses ........        33,162         23,554           --           56,716         13,815        70,531
   Depreciation and amortization ...        26,264         10,348           --           36,612          5,490        42,102
   Operating lease expense .........         1,542         11,703           --           13,245           --          13,245
   Service contract expense ........         5,846           --             --            5,846           --           5,846
   Production royalties ............        10,574           --             --           10,574           --          10,574
                                         ---------      ---------     ----------      ---------     ---------      ---------
      Total cost of revenue ........        77,388         45,605           --          122,993         19,305       142,298
                                         ---------      ---------     ----------      ---------     ---------      ---------

Gross profit .......................        54,710         10,337           --           65,047         16,916        81,963

Project development expenses .......         3,087           --             --            3,087           --           3,087
General and administrative expenses          8,937           --             --            8,937           --           8,937
                                         ---------      ---------     ----------      ---------     ---------      ---------
      Income from operations .......        42,686         10,337           --           53,023         16,916        69,939

Interest expense ...................        32,154          7,025          9,176         48,355          9,168        57,523
Other income, net ..................        (1,895)        (7,263)          --           (9,158)          --          (9,158)
                                         ---------      ---------     ----------      ---------     ---------      ---------
      Income before provision for
          income taxes .............        12,427         10,575         (9,176)        13,826          7,748        21,574

Provision for income taxes .........         5,049          4,295         (3,728)         5,616          3,148         8,764
                                         ---------      ---------     ----------      ---------     ---------      ---------

          Net income ...............     $   7,378      $   6,280     $   (5,448)     $   8,210     $   4,600      $  12,810
                                         =========      =========     ==========      =========     =========      =========

          Net income per share  ....     $    3.33                                                                 $    5.79
                                         =========                                                                 =========

            Pro Forma Condensed Consolidated Statement of Operations
                                                                             Six Months Ended June 30, 1996
                                                --------------------------------------------------------------------------------
                                                                                         Pro Forma
                                                                                          for the
                                                                                         King City
                                                              King City                 Transaction      Gilroy
                                                             Transaction    Sr. Notes  and Sr. Notes  Transaction
                                                 Actual      Adjustments   Adjustments  Adjustments   Adjustments    Pro Forma
                                                                 (4)           (5)                        (6)
                                                --------      --------      --------      --------      --------      --------
                                                                         (in thousands, except per share data)
Statement of operations data:
Revenue:
   Electricity and steam sales ............     $ 72,030      $  1,583      $   --        $ 73,613      $  9,491      $ 83,104
   Service contract revenue ...............        5,434          --            --           5,434          --           5,434
   Income (loss) from unconsolidated
      investments in power projects .......        1,713          --            --           1,713          --           1,713
   Interest income on loans to power ......
      projects ............................        2,817          --            --           2,817          --           2,817
                                                --------      --------      --------      --------      --------      --------
      Total revenue .......................       81,994         1,583          --          83,577         9,491        93,068
                                                --------      --------      --------      --------      --------      --------
Cost of revenue:
   Plant operating expenses ...............       22,901         1,669          --          24,570         4,035        28,605
   Depreciation and amortization ..........       15,413         2,800          --          18,213         2,745        20,958
   Operating lease expense ................        3,239         3,372          --           6,611          --           6,611
   Service contract expense ...............        4,484          --            --           4,484          --           4,484
   Production royalties ...................        5,282          --            --           5,282          --           5,282
                                                --------      --------      --------      --------      --------      --------
      Total cost of revenue ...............       51,319         7,841          --          59,160         6,780        65,940
                                                --------      --------      --------      --------      --------      --------

Gross profit ..............................       30,675        (6,258)         --          24,417         2,711        27,128

Project development expenses ..............        1,410          --            --           1,410          --           1,410
General and administrative expenses .......        5,874          --            --           5,874          --           5,874
                                                --------      --------      --------      --------      --------      --------
      Income from operations ..............       23,391        (6,258)         --          17,133         2,711        19,844

Interest expense ..........................       18,665         1,391         3,259        23,315         4,585        27,900
Other income, net .........................       (2,777)       (2,526)         --          (5,303)         --          (5,303)
                                                --------      --------      --------      --------      --------      --------
      Income (loss) before provision for
          income taxes ....................        7,503        (5,123)       (3,259)         (879)       (1,874)       (2,753)

Provision for (benefit from) income taxes .        3,080        (2,103)       (1,338)         (361)         (769)       (1,130)
                                                --------      --------      --------      --------      --------      --------

          Net income (loss) ...............     $  4,423      $ (3,020)     $ (1,921)     $   (518)     $ (1,105)     $ (1,623)
                                                ========      ========      ========      ========      ========      ========


          Net income (loss) per share  ....    $    1.96                                                              $  (0.72)
                                               =========                                                              ========

        Notes to Pro Forma Condensed Consolidated Statement of Operations


(1) The recent transaction adjustments, presented in the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995, give effect to the following transactions as if such transactions had occurred on January 1, 1995; (I) the acquisition by the Company of the Greenleaf 1 and 2 Facilities, which actually occurred on April 21, 1995;
     (ii) the acquisition by the Company of the lease for the Watsonville Facility, which actually occurred on June 29, 1995; (iii) the entry by the Company into the agreements in respect to the Cerro Prieto Steam Fields, which actually occurred on November 17, 1995; and (iv) the acquisition by the Company of the lease of the King City Facility, which actually occurred on May 1, 1996.

                                      Greenleaf
                                       1 and 2    Watsonville Cerro Prieto  King City
                                     Facilities    Facility   Steam Fields  Facility       Total
                                      --------      -------    ---------    --------     --------
                                                             (in thousands)
Statement of operations data:
Revenue:
   Electricity and steam sales ...    $  5,314      $ 3,978      $  --      $ 43,836   $   53,128
   Service contract revenue ......        --           --            250        --            250
   Income (loss) from
       unconsolidated investments
       in power projects .........        --           --           --          --           --
   Interest income on loans to
       power projects ............        --           --          2,564        --          2,564
                                      --------      -------    ---------    --------     --------
       Total revenue .............       5,314        3,978        2,814      43,836       55,942
                                      --------      -------    ---------    --------     --------
Cost of revenue:
   Plant operating expenses ......       5,954        2,857         --        14,743       23,554
   Depreciation and amortization .       1,802          147         --         8,399       10,348
   Operating lease expense .......        --          1,586         --        10,117       11,703
   Service contract expense ......        --           --           --          --           --
   Production royalties ..........        --           --           --          --           --
                                      --------      -------    ---------    --------     --------
       Total cost of revenue .....       7,756        4,590         --        33,259       45,605
                                      --------      -------    ---------    --------     --------
Gross profit .....................      (2,442)        (612)       2,814      10,577       10,337

Project development expenses .....        --           --           --          --           --
General and administrative
   expenses ......................        --           --           --          --           --
                                      --------      -------    ---------    --------     --------
       Income from operations ....      (2,442)        (612)       2,814      10,577       10,337

Interest expense .................       1,921         --            932       4,172        7,025
Other income, net ................        (105)        --           --        (7,158)      (7,263)
                                      --------      -------    ---------    --------     --------
       Income before provision for
          income taxes ...........      (4,258)        (612)       1,882      13,563       10,575

Provision for (benefit from)
   income taxes ..................      (1,730)        (249)         765       5,509        4,295
                                      --------      -------    ---------    --------     --------
          Net income .............    $ (2,528)     $  (363)   $   1,117    $  8,054     $  6,280
                                      ========      =======    =========    ========     ========

(2) Reflects $18.9 million of interest expense related to the 10-1/2% Senior Notes and $540,000 of amortization expense for the costs associated with the sale of the 10-1/2% Senior Notes, reduced by $4.4 million of actual interest expense in 1995 as a result of the repayment of the $57 million loan from The Bank of Nova Scotia to Calpine Thermal Company, a wholly owned subsidiary of the Company, $3.4 million of interest expense as a result of the repayment of the $45 million loan from The Bank of Nova Scotia to the Company (assuming an interest rate of 7.5%) and $2.4 million of interest expense as a result of the repayment of all amounts outstanding under the Credit Suisse Credit Facility. The $2.4 million represents $704,000 of actual interest expense in 1995 and $1.7 million of assumed interest expense to fund the King City and Cerro Prieto Transactions (assuming an interest rate of 6.0%).

(3) The Gilroy Transaction Adjustments give effect to the Gilroy transaction as if it had occurred on January 1, 1995.

(4) Represents the pro forma results of operations for the King City Facility for the period January 1 through April 30, 1996.

(5) Reflects $7.0 million of interest expense related to the 10-1/2% Senior Notes and $201,000 of amortization expense for the costs associated with the sale of the 10-1/2% Senior Notes, reduced by $1.9 million of actual interest expense as a result of the repayment of the $57 million loan from The Bank of Nova Scotia to Calpine thermal Company, a wholly owned subsidiary of the Company, $1.1 million of interest expense as a result of the repayment of the $45 million loan from The Bank of Nova Scotia (assuming an interest rate of 7.5%) and $973,000 of interest expense as a result of the repayment of all amounts outstanding under the Credit Suisse Credit Facility. The $973,000 represents $707,000 of actual interest expense and $266,000 of assumed interest expense to fund a portion of the King City Transaction (assuming an interest rate of 6.0%).

(6) Represents the pro forma results of operations for the Gilroy Facility for the period January 1 through June 30, 1996.


                 Pro Forma Condensed Consolidated Balance Sheet


                                                               As of June 30, 1996
                                                 ------------------------------------------
                                                                  Gilroy
                                                               Transaction
                                                   Actual      Adjustments        Pro Forma
                                                  ---------     ---------         ---------
                                                              (in thousands)
ASSETS
Current assets:
       Cash and cash equivalents ............     $  38,403     $ (22,356)(1)     $  16,047
       Accounts receivable ..................        43,227         9,000 (2)        52,227
       Other current assets .................        23,114          --              23,114
                                                  ---------     ---------         ---------
          Total current assets ..............       104,744       (13,356)           91,388
Property, plant & equipment, net ............       530,203       127,521 (3)       657,724
Investment in power projects ................        12,693          --              12,693
Notes receivable ............................        37,386          --              37,386
Collateral securities .......................        88,669          --              88,669
Other assets ................................        19,117         4,000 (4)        23,117
                                                  ---------     ---------         ---------
          Total assets ......................     $ 792,812     $ 118,165         $ 910,977
                                                  =========     =========         =========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
       Current portion of non-recourse
          project financing .................     $  27,178     $    --           $  27,178
       Other current liabilities ............        25,680         2,165 (5)        27,845
                                                  ---------     ---------         ---------
          Total current liabilities .........        52,858         2,165            55,023
Long-term credit facility ...................          --            --                --
 Non-recourse long-term project financing,
       less current portion .................       180,974       116,000 (6)       296,974
Notes payable ...............................         6,598          --               6,598
Senior Notes Due 2004 .......................       105,000          --             105,000
Senior Notes Due 2006 .......................       180,000          --             180,000
Deferred lease incentive ....................        81,495          --              81,495
Deferred income taxes, net ..................       100,068          --             100,068
Other liabilities ...........................         6,163          --               6,163
                                                  ---------     ---------         ---------
          Total liabilities .................       713,156       118,165           831,321
                                                  ---------     ---------         ---------
Shareholder's equity:
       Preferred stock ......................        50,000          --              50,000
       Common stock .........................         6,224          --               6,224
       Retained earnings ....................        23,432          --              23,432
                                                  ---------     ---------         ---------
          Total shareholder's equity ........        79,656          --              79,656
                                                  ---------     ---------         ---------
          Total liabilities and shareholder's
                  equity ...................      $ 792,812     $ 118,165         $ 910,977
                                                  =========     =========         =========

                  Notes to Pro Forma Consolidated Balance Sheet


(1)  Represents the cash required to finance, in part, the Gilroy transaction.

(2)  Represents the accounts receivable in the Gilroy transaction.

(3) Represents the property, plant and equipment acquired in the Gilroy transaction.

(4)  Represents debt reserve amount.

(5) Represents the accounts payable and accrued liabilities in the Gilroy transaction.

(6)  Project financing required to finance, in part, the Gilroy transaction.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           CALPINE CORPORATION


Dated:  September 11, 1996                 By:    /s/ Ann B. Curtis
                                               --------------------------
                                               Name:  Ann B. Curtis
                                               Title:    Senior Vice President

                         REPORT OF INDEPENDENT AUDITORS

The Shareholder
Gilroy Energy Company

     We have audited the accompanying balance sheets of Gilroy Energy Company (the Company), a wholly owned subsidiary of Gilroy Foods, Inc. which in turn is a wholly owned subsidiary of McCormick & Company, Inc., as of November 30, 1995 and 1994 and the related statements of income, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gilroy Energy Company at November 30, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                 ERNST & YOUNG LLP
Baltimore, Maryland
July 18, 1996


                                          GILROY ENERGY COMPANY
                                       (a wholly owned subsidiary)

                                              BALANCE SHEETS
                                          (dollars in thousands)



                                                   ASSETS

                                                                                   November 30
                                                                 May 31 ,     ---------------------
                                                                   1996         1995         1994
                                                                 --------     --------     --------
                                                               (Unaudited )
Current assets:
 Accounts receivable .......................................     $  4,428     $  1,615     $  1,503
 Prepaid expenses ..........................................          462          725          776
                                                                 --------     --------     --------
        Total current assets ..............................         4,890        2,340        2,279
Property and equipment, at cost:
 Buildings .................................................        2,720        2,720        2,720
 Machinery and equipment ...................................       93,421       93,349       93,098
 Furniture and fixtures ....................................           64           64           62
 Software ..................................................           65           65           58
                                                                 --------     --------     --------
                                                                   96,270       96,198       95,938
Less accumulated depreciation and amortization .............       39,202       36,712       31,701
                                                                 --------     --------     --------
                                                                   57,068       59,486       64,237
Due from parent and affiliates .............................       64,780       69,422       61,522
                                                                 --------     --------     --------
Total assets ...............................................     $126,738     $131,248     $128,038
                                                                 ========     ========     ========

                                                 LIABILITIES
Current liabilities:
 Bank overdraft ............................................         --       $     58     $    618
 Accounts payable ..........................................     $  1,653        2,678        1,767
 Accrued interest ..........................................        3,093        3,238        3,363
 Other liabilities .........................................          336          993          241
 Current portion of long-term debt .........................        2,848        2,468        2,152
                                                                 --------     --------     --------
         Total current liabilities .........................        7,930        9,435        8,141
Long-term debt, due after one year .........................       50,120       52,968       55,436
Other liabilities ..........................................          399           49        1,083
                                                                 --------     --------     --------
                                                                   50,519       53,017       56,519
Shareholder's equity:
 Common stock, no par value:
    Authorized shares -- 10,000
    Issued and outstanding shares -- 1,000 .................           10           10           10
 Additional paid-in capital ................................       16,946       16,946       16,946
 Retained earnings .........................................       51,333       51,840       46,422
                                                                 --------     --------     --------
         Total shareholder's equity ........................       68,289       68,796       63,378
                                                                 --------     --------     --------
Total liabilities and shareholder's equity .................     $126,738     $131,248     $128,038
                                                                 ========     ========     ========

                                           See accompanying notes.


                                            GILROY ENERGY COMPANY
                                         (a wholly owned subsidiary)

                                             STATEMENTS OF INCOME
                                            (dollars in thousands)


                                                      Six Months Ended                 Years Ended
                                                           May 31,                     November 30,
                                                    --------------------           ---------------------
                                                     1996           1995            1995           1994
                                                    -----          -----           ------         ------
                                                 (Unaudited)
Net revenues:
      Electricity revenue....................       $9,306        $11,158         $35,132        $40,037
      Steam revenue from Gilroy Foods, Inc ..          185            260           1,089          1,367
                                                     -----          -----          ------         ------
                                                     9,491         11,418          36,221         41,404
Cost of sales................................        6,525          8,125          18,825         23,766
                                                     -----          -----          ------         ------
Gross margin.................................        2,966          3,293          17,396         17,638
Operating expenses;
      Selling, general and administrative ...          720            946           1,888          1,885
                                                     -----          -----          ------         ------
Operating income.............................        2,246          2,347          15,508         15,753
Interest expense.............................        3,093          3,237           6,477          6,731
                                                     -----          -----          ------         ------
(Loss) Income before income taxes............         (847)          (890)          9,031          9,022
Provision for income tax (benefit) expense ..         (340)          (356)          3,613          3,622
                                                     -----          -----          ------         ------
Net (loss) income............................       $ (507)        $ (534)        $ 5,418        $ 5,400
                                                     =====          =====          ======         ======

                             See accompanying notes.


                                            GILROY ENERGY COMPANY
                                         (a wholly owned subsidiary)

                                      STATEMENT OF SHAREHOLDER'S EQUITY
                                            (dollars in thousands)

                                     Common Stock              Additional                      Total
                                -----------------------         Paid-In       Retained      Shareholder's
                                     Shares       Amount        Capital       Earnings         Equity
                                     -----        ------        -------       --------        -------
Balance at November 30, 1993         1,000          $ 10         $16,946       $ 41,022        $57,978
Net income..................            --            --              --          5,400          5,400
                                     -----          ----         -------       --------        -------
Balance at November 30, 1994         1,000            10          16,946         46,422         63,378
Net income..................            --            --              --          5,418          5,418
                                     -----          ----         -------       --------        -------
Balance at November 30, 1995         1,000            10          16,946         51,840         68,796
Net (loss) (unaudited)......            --            --              --           (507)          (507)
                                     -----          ----         -------       --------        -------
Balance at May 31, 1996
   (unaudited)..............         1,000          $ 10         $16,946       $ 51,333        $68,289
                                     =====          ====         =======       ========        =======

                             See accompanying notes.



                                            GILROY ENERGY COMPANY
                                         (a wholly owned subsidiary)

                                           STATEMENTS OF CASH FLOWS
                                            (dollars in thousands)

                                                           Six Months Ended              Years Ended
                                                                May 31,                  November 30,
                                                         --------------------        --------------------
                                                          1996          1995          1995          1994
                                                         ------        ------        ------         -----
                                                              (Unaudited)
Operating activities:
 Net income (loss) ...............................     $   (507)     $   (534)     $  5,418      $  5,400
 Adjustments to reconcile net (loss) income to net
    cash (used in) provided by operating
    activities:
    Depreciation and amortization ................        2,490         2,482         5,011         4,880
    Changes in operating assets and liabilities:
      Accounts receivable ........................       (2,813)       (3,577)         (113)           51
      Prepaid expenses ...........................          263           325            52            49
      Accounts payable ...........................       (1,025)         (360)          912        (1,221)
      Accrued expenses and other liabilities .....         (452)         (644)         (408)          364
                                                         ------        ------        ------         -----
Net cash (used in) provided by operating
activities .......................................       (2,044)       (2,308)       10,872         9,523
                                                         ------        ------        ------         -----
Investing activities:
Due from parent and affiliates ...................        4,642         5,071        (7,900)       (4,610)
Purchase of property and equipment ...............          (72)         (117)         (260)       (3,376)
                                                         ------        ------        ------         -----
Net cash provided by (used in) investing
 activities ......................................        4,570         4,954        (8,160)       (7,986)
                                                         ------        ------        ------         -----
Financing activities:
Principal payments on long-term debt .............       (2,468)       (2,152)       (2,152)       (2,152)
                                                         ------        ------        ------         -----
Net cash (used in) financing activities ..........       (2,468)       (2,152)       (2,152)       (2,152)
                                                         ------        ------        ------         -----
Net decrease (increase) in bank overdraft ........           58           494           560          (615)
Bank overdraft at beginning of period ............          (58)         (618)         (618)           (3)
                                                         ------        ------        ------         -----
Bank overdraft at end of period ..................     $     --      $   (124)     $    (58)     $   (618)
                                                         ======        ======        ======        ======
Supplemental disclosure of cash flow information:
Interest paid ....................................     $  3,238      $  3,359      $  6,602      $  6,602

                             See accompanying notes.

                              GILROY ENERGY COMPANY
                           (a wholly owned subsidiary)

                          NOTES TO FINANCIAL STATEMENTS
                             (dollars in thousands)

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization
         ------------

         Gilroy Energy Company (the Company) was incorporated in the State of California in July 1984. The Company is a wholly owned subsidiary of Gilroy Foods, Inc. which in turn is a wholly owned subsidiary of McCormick & Company, Inc. (McCormick). The Company runs a cogeneration facility in Gilroy, California which uses natural gas and steam turbine engines to generate steam for sale to Gilroy Foods, Inc. and electricity for sale to Pacific Gas and Electric Company.

         Sales to Pacific Gas and Electric Company represented approximately 97% of total revenues for each of the years ended November 30, 1995 and 1994 and 98% for the six months ended May 31, 1996 and 1995.

         Approximately 80% of the Company's net revenues are recognized during the months of May through October of each year. As such, the results of operations for the six month periods ended May 31, 1996 and 1995 are not indicative of the results of operations that may be realized for the full year.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Bank Overdrafts
         ---------------

         The Company maintains a zero balance bank account. Amounts sufficient to cover checks presented to the bank are deposited into the account by McCormick & Company, Inc. The bank overdrafts represent checks that have been written but have not cleared the bank as of the balance sheet date.

         Property and Equipment
         ----------------------

         Property  and  equipment  are  recorded  at  cost.   Depreciation   and
amortization are computed using the straight-line method over the estimated useful lives of the assets, ranging from five to forty years.

         In 1995, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of " (FAS 121). FAS 121 requires recognition of impairment of long-lived assets in the event that the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. The Company will be required to adopt FAS 121 in its 1997 fiscal year. Management does not believe that the initial adoption of FAS 121 will have a significant impact on the Company.

         Repairs and Maintenance
         -----------------------

         The cogeneration plant requires a periodic shutdown for major overhauls of its primary components every several years. The Company's policy is to accrue the anticipated cost of these overhauls during the operating periods prior to the scheduled overhaul dates. The amounts and period of accruals for overhaul costs are revised annually based on management's estimate of time remaining before the next scheduled overhaul and the estimated cost of the overhaul.

         Repairs and maintenance expenditures that are not a part of major overhauls or do not extend the useful life of the related equipment are charged to expense when incurred.

         Due from Parent and Affiliates
         ------------------------------

         The due from parent and affiliates included in the balance sheet represents a net balance as the result of various transactions between the Company and Gilroy Foods, Inc. and McCormick & Company, Inc. There are no terms of settlement, or interest charges associated with the account balance. The balance is primarily the result of the Company's participation in McCormick's central cash management program, wherein all the Company's cash receipts are remitted to McCormick and all cash disbursements are funded by McCormick. Other transactions include steam sales to Gilroy Foods, Inc., the Company's estimated income tax payable or receivable resulting from the current and prior years estimated provisions, and miscellaneous other administrative expenses incurred by Gilroy Foods, Inc. or McCormick & Company, Inc. on behalf of the Company.

         An analysis of transactions in the due from parent and affiliates balance for the six months ended May 31, 1996 and 1995 (unaudited) and each of the two years in the period ended November 30, 1995 follows:

                                                           Six Months Ended               Years Ended
                                                               May 31,                    November 30,
                                                        ----------------------      ----------------------
                                                          1996          1995          1995           1994
                                                        --------      --------      --------      --------
                                                             (Unaudited)
Balance in due from parent and affiliates at
      beginning of period .........................     $ 69,422      $ 61,522      $ 61,522      $ 56,912
Net cash remitted (from) to Gilroy Foods, Inc. or
      McCormick ...................................       (4,616)       (5,578)       10,671         7,729
Net intercompany sales ............................          196           275         1,146         1,438
Net intercompany purchases for cost of sales ......         (532)           (3)         (218)           (6)
Net intercompany purchases for selling, general and
      administrative expenses .....................          (30)         (121)          (87)         (929)
Benefit (provision) for income taxes ..............          340           356        (3,612)       (3,622)
                                                        --------      --------      --------      --------
Balance in due from parent and affiliated at end of
period ............................................     $ 64,780      $ 56,451      $ 69,422      $ 61,522
                                                        ========      ========      ========      ========
Average balance during the period .................     $ 66,384      $ 58,373      $ 61,811      $ 56,828
                                                        ========      ========      ========      ========

         Gilroy Foods, Inc. provides certain administrative services to the Company including the services of the President of Gilroy Energy Company, Inc., accounting, and other administrative services. It is the policy of Gilroy Foods, Inc. to charge these expenses and all other central operating costs on the basis of direct usage. In the opinion of management, no other costs of Gilroy Foods, Inc. should be allocated to the Company.

         McCormick provides various administrative services to the Company including legal assistance and treasury services. McCormick does not charge the Company for these services. In the opinion of management, the cost of the services rendered by McCormick in these areas during each of the two years ended November 30, 1995 and 1994 and the six months ended May 31, 1996 and 1995 are nominal.

         Concentration of Credit Risk
         ----------------------------

         The Company sells electricity to Pacific Gas and Electric Company under a long-term contract. All accounts receivable at May 31, 1996 (unaudited) and November 30, 1995 and 1994 are due from this customer. No collateral is required for accounts receivable. Management believes that no reserves are required for potential credit losses at May 31, 1996 and November 30, 1995 and 1994.

         Sources of Supply
         -----------------

         The Company purchases natural gas for the operation of the cogeneration facility under a supply contract with one supplier. The supply contract requires the Company to purchase substantially all of its natural gas needs from the supplier at a price based on the market value determined in accordance with the contract through July 31, 1997. Management believes that in the event that this supplier is not able to meet its obligations under the contract, alternative sources of supply for natural gas are readily available at comparable prices.

2.       LONG-TERM DEBT

         The Company's outstanding indebtedness is as follows:

                                                               November 30,
                                                May 31,     -------------------
                                                 1996         1995        1994
                                                -------     -------     -------
                                              (Unaudited)
Note payable in annual installments through     $52,968     $55,436     $57,588
  2006 with interest at 11.68% per annum
Less current portion ......................       2,848       2,468       2,152
                                                -------     -------     -------
                                                $50,120     $52,968     $55,436
                                                =======     =======     =======

         The note payable requires the maintenance of a $5,000 maintenance fund and a $10,000 debt service fund. The note holder has agreed to accept a guarantee of up to $15,000 by McCormick & Company, Inc. in lieu of establishing these funds. The terms of the note payable require the Company to comply with certain nonfinancial covenants. Management believes that the Company was in compliance with all applicable covenants at November 30, 1995 and 1994. The note payable is secured by the cogeneration facility.

         The note payable agreement provides for the payment of a prepayment penalty in the event of early retirement. The amount of the prepayment penalty approximates the present value of the differential between current market interest rates and the stated rate over the remaining life of the debt as defined by the agreement.

         Aggregate maturities of long-term debt over the next five fiscal years ending November 30 and thereafter are as follows:


     1996..............................................    $2,468
     1997..............................................     2,848
     1998..............................................     3,101
     1999..............................................     3,481
     2000..............................................     3,797
     Thereafter........................................    39,741
                                                           ------
                                                          $55,436
                                                          =======

3.       INCOME TAXES

         The Company is included in the consolidated federal and state income tax returns of McCormick. McCormick does not have a formal tax sharing arrangement with its subsidiaries. The income tax provisions included in the statements of income has been provided under the liability method assuming that Gilroy Energy Company had prepared separate income tax returns for the years ended November 30, 1995 and 1994 and the six months ended May 31, 1996 and 1995 (unaudited). Any income taxes receivable or payable as a result of the income tax provisions, including any deferred amounts due or payable resulting from the current or prior years provisions are included in due from parent and affiliates.

         The (benefit) provision for income taxes is summarized as follows:


                      Six Months Ended        Years Ended
                           May 31,            November 30,
                     ------------------    ------------------
                       1996       1995       1995       1994
                     -------    -------    -------    -------
                        (Unaudited)
         Current:
         Federal .   $  (288)   $  (303)   $ 3,877    $ 4,061
         State ...       (52)       (53)     1,169      1,225
                     -------    -------    -------    -------
                        (340)      (356)     5,046      5,286
                     -------    -------    -------    -------
         Deferred:
         Federal .      --         --       (1,095)    (1,278)
         State ...      --         --         (338)      (386)
                     -------    -------    -------    -------
                        --         --       (1,433)    (1,664)
                     -------    -------    -------    -------
                     $  (340)   $  (356)   $ 3,613    $ 3,622
                     =======    =======    =======    =======

         The reconciliation between income tax computed at the United States federal statutory rate and income taxes actually provided follows:

                                          Six Months Ended May 31,                Years Ended November 30,
                                      -----------------------------------     -------------------------------
                                            1996                 1995               1995            1994
                                      ---------------      --------------     -------------    --------------
                                      Amount       %       Amount     %       Amount    %      Amount     %
                                      ------     -----     ------   -----     ------  -----    ------   -----
                                                 (Unaudited)
         Tax at federal rate ......   $ (288)     34.0%    $ (303)   34.0%    $3,071   34.0%    3,067   34.0%
         State income taxes, net of
           federal benefit ........      (52)      6.1%       (53)    6.0%       542    6.0%      555    6.1%
                                      ------               ------             ------           ------
         Actual income taxes
           (benefit) provided .....   $ (340)     40.1%    $ (356)   40.0%    $3,613   40.0%   $3,622   40.1%
                                      ======               ======             ======           ======

         The temporary differences that give rise to significant portions of the deferred tax assets and liabilities that have been netted in due from parent and affiliates consist of the following:

                                                                      November 30,
                                                                   -----------------
                                                                     1995      1994
                                                                   -------   -------
         Temporary differences resulting in deferred tax assets:
           Repairs and maintenance expenditures ................   $   986   $ 1,082
                                                                   -------   -------
         Temporary differences resulting in deferred tax
           liabilities:
           Depreciation ........................................    50,897    54,587
           Prepaid expenses ....................................       810       758
           Other ...............................................       357       357
                                                                   -------   -------
                                                                    52,064    55,702
                                                                   -------   -------
                                                                   $51,078   $54,620
                                                                   =======   =======

         No valuation allowance is provided for deferred tax assets.

4.       RELATED PARTY TRANSACTIONS

         The Company sells substantially all of the steam, which is a byproduct of the cogeneration process to Gilroy Foods, Inc. During the years ended November 30, 1995 and 1994, the amount of revenue recognized by the Company from steam sales to Gilroy Foods, Inc. was $1,089 and $1,367, respectively. During the six months ended May 31, 1996 and 1995, the amount of revenue recognized by the Company from steam sales to Gilroy Foods, Inc. was $185 and $261, respectively.

         Gilroy Foods, Inc. provides certain accounting and administrative services to Gilroy Energy Company, Inc. A portion of the cost of these services is billed directly to Gilroy Energy Company, Inc.

         The Company leases the land where the cogeneration facility is located under an operating lease with Gilroy Foods, Inc. The lease agreement runs through 2018 and provides for minimum annual rental payments with


         1996 ...............            $ 40
         1997 ...............              40
         1998 ...............              40
         1999 ...............              40
         2000 ...............              40
         2001 through 2018...             715
                                          ---
                                         $915
                                         ====

         Rent expense recognized under this lease was $38 and $37 in the years ended November 30, 1995 and 1994, respectively, and $20 and $19 in the six months ended May 31, 1996 and 1995, respectively.

5.       COMMITMENTS AND CONTINGENCIES

         The Company has an agreement with the Pacific Gas and Electric Company (PG&E) to sell all electricity generated by the cogeneration facility to PG&E. The agreement establishes the methodology used to calculate the purchase price of the electricity, establishes the operating hours of the cogeneration facility, and provides for the payment to the Company of additional capacity payments if certain operating targets as defined are achieved. The current provisions of this agreement extend through December 31, 1998. Subsequent to December 31, 1998 and continuing through the expiration of the base agreement on December 31, 2017, the pricing and operating provisions of the agreement will be established by negotiation between PG&E and Gilroy Energy Company.

         The Company has an agreement with Gilroy Foods, Inc. whereby Gilroy Foods, Inc. has agreed to purchase substantially all of the steam produced by the Company. The terms of the agreement, which extends through 2017, provide for the establishment of the purchase price for steam based on the current cost of alternative sources of energy available to Gilroy Foods, Inc.

         The Company has an operating and maintenance agreement with an outside party for the daily operation and maintenance of the cogeneration facility. This agreement, which extends through November 1996, provides for all operating and routine maintenance of the cogeneration facility at direct costs plus a minimum annual fee of $100,000. The contract also provides for the payment of bonuses, as defined, if certain operating targets are met.

6.       FAIR VALUE

         The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Accounts receivable, due from parent and affiliates, bank overdrafts, current portion of long- term debt, accounts payable, and accrued liabilities -- The amounts reported in the balance sheet approximate fair value.

         Long-term debt. The fair value of long-term debt, based on a discounted
cash  flow  analysis  using  current   interest  rates  for  debt  with  similar
characteristics and maturities is as follows:

                                           November 30
                               1995                           1994
                       -----------------------------------------------------
                       Fair          Carrying          Fair        Carrying
                       Value           Value           Value         Value
                      -------         -------         -------       -------
     Long-term debt   $68,100         $52,968         $63,000       $55,436

7.       SUBSEQUENT EVENT

         In May 1996, McCormick & Company, Inc. announced its intention to sell the assets and liabilities, excluding the due from parent and affiliates, the current portion of long-term debt and the long-term debt of the Company to Calpine Corporation. At the time of the closing of the sale, McCormick & Company, Inc. will assume the due from parent and affiliates and will be required to retire the current portion of the long-term debt and the long- term debt. In addition to all remaining assets and liabilities of Gilroy Energy Company, Calpine Corporation will assume all rights and obligations under the following agreements to which Gilroy Energy Company is currently a party:

o        Long-term  contract to sell  electricity  to Pacific  Gas and  Electric
         Company.

o        Natural gas supply contract through July 31, 1997.

o Lease for the land with Gilroy Foods, Inc. upon which the cogeneration facility is located.

o        Steam sale contract with Gilroy Foods, Inc.

o Upon closing of the sale, the management contract with the current operator of the cogeneration facility will be terminated by McCormick & Company, Inc.

         It is currently  anticipated  that the closing date for the sale of the
applicable   assets  and   liabilities  of  Gilroy  Energy  Company  to  Calpine
Corporation will take place in the third quarter of 1996.

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 28, 1996, by and among Gilroy Energy Company, Inc., a California corporation (the "Seller"); McCormick & Company, Incorporated, a Maryland corporation ("McCormick"), and Calpine Gilroy Cogen, L.P., a Delaware limited partnership (the "Buyer"), with reference to the following:

         A.  The  Seller  is  a  wholly  owned   subsidiary   of  Gilroy  Foods,
Incorporated, a California corporation ("Gilroy Foods"). Gilroy Foods is a wholly owned subsidiary of McCormick. Consequently, McCormick is the indirect parent of the Seller.

         B. Immediately prior to execution and delivery of this Agreement, Gilroy Foods sold substantially all of its assets, including the Food Processing Facility (as defined below), and assigned all of its right, title and interest in and to the Ground Lease and the Steam Agreement (as defined below), to ConAgra, Inc., a Delaware corporation ("ConAgra"), and ConAgra assumed all of Gilroy Foods' obligations under the Ground Lease and the Steam Agreement (collectively, the "ConAgra Acquisition").

         C. The Seller owns the Gilroy cogeneration facility, a 120 megawatt (nominal net) gas-fired combined cycle cogeneration facility more fully described in Schedule A-1 (the "Facility") located on certain real property in the City of Gilroy, State of California, and more particularly described in Schedule A-2 hereto (the "Site").

         D. The Site is leased by the Seller from ConAgra, pursuant to that certain Lease Agreement, dated June 17, 1986 by and between the Seller and Gilroy Foods, as amended by that certain Amendment No. 1 to Lease Agreement dated September 14, 1994 by and between the Seller and Gilroy Foods, and assigned by Gilroy Foods to ConAgra pursuant to the ConAgra Acquisition (collectively the "Ground Lease").

         E. ConAgra owns and operates the food dehydrating plant which is adjacent to the Facility (the "Food Processing Facility") and purchases steam from the Seller for use at the Food Processing Facility pursuant to that certain Steam Purchase and Sales Contract dated January 20, 1986 by and between Gilroy Foods and the Seller, which was assigned by Gilroy Foods to ConAgra pursuant to the ConAgra Acquisition.

         F. The Buyer desires to purchase, and the Seller desires to sell, all of the Seller's right, title and interest in the Facility and other related assets and properties set forth below in exchange for the Purchase Price (as defined below), all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                         Definitions and Interpretation


         1.1 Defined Terms. Capitalized terms used in this Agreement without other definition shall have the meanings specified in this Section 1.1, unless the context requires otherwise.

         "Affiliate" of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of the foregoing, "control," "controlled by" and "under common control with," with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" means Banque Nationale de Paris, Los Angeles Branch, as agent for the Issuing Bank, and the other financial institutions identified as lenders (collectively, the "Lenders") in that certain Credit Agreement, dated as of even date herewith, by and among the Buyer, the Agent, the Issuing Bank and the Lenders.

         "Agreement"  means  this  Asset  Purchase   Agreement,   including  all
Exhibits, Schedules and Attachments.

         "Allocation Statement" has the meaning set forth in Section 2.3.1.

         "Amended and Restated Lease Agreement" means that certain Amended and Restated Lease Agreement, to be executed by and between ConAgra and the Buyer, in the form attached hereto as Exhibit B.

         "Amended and Restated Natural Gas Sales Agreement" means that certain Amended and Restated Natural Gas Sales Agreement, to be executed by and between Amoco and the Buyer, in the form attached hereto as Exhibit C.

         "Amoco" means Amoco Energy Trading Corporation, a Delaware corporation and wholly owned subsidiary of Amoco Production Company, a Delaware corporation.

         "Assets" has the meaning set forth in Section 2.1.

         "Assigned Contracts" has the meaning set forth in Section 2.1.3.

         "Assignment of Lease Agreement" means that certain Assignment of Lease Agreement to be executed by and between the Seller and the Buyer and recorded in the Santa Clara County Recorders Office, in the form of Exhibit D hereto, whereby the

Seller assigns and the Buyer assumes all of the Seller's rights and obligations under the Ground Lease, as more fully set forth therein.

         "Assignment of Natural Gas Sales Agreement" means that certain Assignment of Natural Gas Sales Agreement to be executed by and between the Seller and the Buyer, in the form of Exhibit E hereto, whereby the Seller assigns and the Buyer assumes all of the Seller's rights and obligations under the Natural Gas Sales Agreement, as more fully set forth therein.

         "Assignment of Power Purchase Agreement" means that certain Assignment of Power Purchase Agreement to be executed by and between the Seller and the Buyer, in the form of Exhibit F hereto, whereby the Seller assigns and the Buyer assumes all of the Seller's rights and obligations under the Power Purchase Agreement, as more fully set forth therein.

         "Assignment of Steam Agreement" means that certain Assignment of Steam Sales Agreement to be executed by and between the Seller and the Buyer, in the form of Exhibit G hereto, whereby the Seller assigns and the Buyer assumes all of the Seller's rights and obligations under the Steam Agreement, as more fully set forth therein.

         "Assignment of Wastewater Discharge Requirements" means that certain Assignment in Part of Waste Discharge and Water Reclamation Requirements among the Seller, ConAgra and the Buyer, in the form of Exhibit H hereto, whereby the Seller and ConAgra assign and the Buyer assumes all of the Seller's and ConAgra's rights, benefits and duties under those certain Waste Discharge and Water Reclamation Requirements (as defined in the Assignment of Wastewater Discharge Requirements) to the extent that such rights, benefits and duties relate to the discharge of wastewater from the Facility.

         "Assumed Liabilities" has the meaning set forth in Section 2.2.

         "Bechtel   North   American"   means  Bechtel  North   American   Power
Corporation, a Nevada corporation.

         "Bill of Sale" means the Bill of Sale contemplated by Section 3.2.2.

         "Books and Records" has the meaning set forth in Section 2.1.5.

         "Buyer" has the meaning set forth in the preamble.

         "Calpine" means Calpine Corporation, a California corporation.

         "Closing" has the meaning set forth in Section 3.1.

         "Closing Date" has the meaning set forth in Section 3.1.

         "Closing Documents" means, collectively, this Agreement, the Quitclaim Deed, the Covenant Respecting Easement, the Amended and Restated Lease Agreement, the Assignment of Lease Agreement, the Assignment of Natural Gas Sales Agreement, the Assignment of Power Purchase Agreement, the Assignment of Steam Agreement, the Assignment of Wastewater Discharge Requirements, the Bill of Sale, the General Assignment and Assumption Agreement, the ConAgra Option Agreements, the Lessor Consent and Agreement, the Natural Gas Sales Consent and Agreement, the Noncompete Agreement, the Memorandum of Lease, the Memorandum of Option (QF Property), the Memorandum of Option (Site), the Memorandum of Wastewater Discharge Option Agreement, the Power Purchase Consent and Agreement, the Purchaser's Consent, the Steam Sales Amendment, the Steam Sales Consent and Agreement, the Shutdown Agreement, the Shutdown Consent, the Stock Purchase Letter Agreement, the Substation Operating Agreement, and all other agreements to be executed and delivered at Closing as agreed to by the parties.

         "ConAgra" has the meaning set forth in the Recitals.

         "ConAgra Acquisition" has the meaning set forth in the Recitals.

         "ConAgra Assignment Agreement" means that certain Assignment of Steam Purchase and Sale Contract, dated as of even date herewith, between Gilroy Foods and ConAgra, pursuant to which Gilroy Foods assigns to, and ConAgra assumes, all of Gilroy Foods' right, title and interest in and to, and duties, liabilities and obligations under the Steam Agreement, from and after the effective date of such assignment, as more fully set forth therein.

         "ConAgra Option Agreements" collectively means that certain (i) QF Site Option Agreement between ConAgra and the Buyer in the form of Exhibit I-1 hereto, (ii) Wastewater Discharge Option Agreement between ConAgra and the Buyer in the form of Exhibit I-2 hereto and (iii) Facility Site Option Agreement between ConAgra and the Buyer in the form of Exhibit I-3 hereto.

         "Covenant Respecting Easement" means that certain Covenant Respecting Easement between Gilroy Foods and Gilroy Foods relating to the provision of an access easement, for the benefit of the QF Site.

         "CPUC" means the California Public Utilities Commission and its successors.

         "Default" means, when used with reference to any agreement without other reference, any event or circumstance that, with the giving of notice or lapse of time, or both, would, unless cured or waived, become an Event of Default under such agreement.

         "Deposit" means the principal amount of Five Hundred Thousand Dollars ($500,000), which was paid by the Buyer to McCormick as a deposit and which amount, without interest, shall be applied in the following manner: (i) credited against the Purchase Price on the Closing Date, (ii) nonrefundable, if this Agreement is terminated by the Seller and McCormick pursuant to Section 3.4.1 because of a Default by the Buyer, (iii) refundable, in the event this Agreement is terminated by the Buyer pursuant to Section

3.4.2 because of a default by the Seller or McCormick or by mutual consent of the parties, in which case the Deposit shall be returned to the Buyer by McCormick in immediately available funds within two (2) business days thereafter, or (iv) refundable, in the event this Agreement is terminated pursuant to Section 3.4.3 because of a failure of a condition (absent a Default by the Buyer), in which case the Deposit shall be returned to the Buyer by McCormick in immediately available funds within two (2) business days thereafter.

         "Effective Date" means the date on which the Assignment of Lease Agreement, the ConAgra Assignment Agreement, the Memorandum of Lease, the Memorandum of QF Site Option Agreement, the Memorandum of Facility Site Option Agreement, and the Memorandum of Wastewater Discharge Option Agreement are recorded in the Santa Clara County Recorders Office.

         "Employee Benefit Plan" means any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974).

         "Environmental Laws" means, collectively, all Governmental Rules which in any way relate to health, safety or the environment.

         "Escrow" has the meaning set forth in Section 3.1.

         "Escrow Holder" has the meaning set forth in Section 3.1.

         "Event of Default" means, when used with reference to any agreement without other reference, an event of default or other similar event as defined in, or pursuant to, the terms of such agreement.

         "Excluded Liabilities" has the meaning set forth in Section 2.2.

         "Facility" has the meaning set forth in the Recitals.

         "FERC"  means  the  Federal  Energy   Regulatory   Commission  and  its
successors.

         "Fixed Assets" has the meaning set forth in Section 2.1.1.

         "Food Processing Facility" has the meaning set forth in the Recitals.

         "FPA" means the Federal Power Act and the rules and regulations adopted thereunder.

         "GAAP" means generally accepted accounting principles in effect in the United States from time to time.

         "General  Assignment  and  Assumption   Agreement"  means  the  General
Assignment and Assumption Agreement contemplated by Section 3.2.3.

         "Gilroy Foods" has the meaning set forth in the Recitals.

         "Governmental Approval" means any applicable authorization, approval, consent, license, lease, ruling, permit, tariff, certification, exemption, filing or registration by or with any Governmental Person.

         "Governmental Person" means any federal, state, local or other government, any political subdivision or any governmental, judicial, public or statutory instrumentality, tribunal, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the matter or Person in question.

         "Governmental Rule" means any applicable federal, state, local or other law, statute, treaty, rule, regulation, ordinance, order, code, judgment, decree, directive, injunction, writ or similar action or decision duly implementing any of the foregoing by any Governmental Person, but does not include Governmental Approvals.

         "Ground Lease" has the meaning set forth in the Recitals.

         "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials or wastes, including petroleum and by-products of petroleum, asbestos and substances defined as "hazardous substances", "hazardous material", or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended, 42 U.S.C. Sections 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., and those substances defined as "hazardous wastes" in the Hazardous Waste Control Law, California Health and Safety Code Sections 25110 et seq., or "hazardous substances" in the Hazardous Substance Account Act, California Health and Safety Code Sections 25300 et seq.; in the regulations adopted and publications promulgated pursuant to such laws, and in the hazardous materials storage and handling ordinances of the city and/or county in which the Site is located, if any; as amended.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnitee" has the meaning set forth in Section 8.3.

         "Indemnitor" has the meaning set forth in Section 8.3.

         "Inventory" has the meaning set forth in Section 2.1.2.

         "Lessor Consent and Agreement" means that certain Consent and Agreement (Real Estate Documents) to be executed by and between ConAgra and the Buyer in the form attached hereto as Exhibit J.

         "Letter of Credit" means that certain irrevocable standby letter of credit issued by Banque National de Paris for the benefit of the Seller and McCormick in the form set forth in the Noncompete Agreement.

         "Liabilities" has the meaning set forth in Section 4.11.

         "Lien" means any lien, mortgage, encumbrance, charge, pledge, lease, security interest, claim, option or right of any kind (including any conditional sale or other title retention agreement).

         "McCormick" has the meaning set forth in the preamble.

         "Memorandum of Lease" means the Memorandum of Lease Agreement, in the form attached hereto as Exhibit K, to be executed by and between ConAgra and the Buyer and recorded in the Santa Clara County Recorders Office.

         "Memorandum of QF Site Option Agreement" means the Memorandum of QF Site Option Agreement, in the form attached hereto as Exhibit L, to be executed by and between ConAgra and the Buyer and recorded in the Santa Clara County Recorders Office.

         "Memorandum of Facility Site Option Agreement" means the Memorandum of Facility Site Option Agreement, in the form attached hereto as Exhibit M, be executed by and between ConAgra and the Buyer and recorded in the Santa Clara County Recorders Office.

         "Memorandum of Wastewater Discharge Option Agreement" means the Memorandum of Wastewater Discharge Option Agreement, in the form attached hereto as Exhibit M-1, be executed by and between ConAgra and the Buyer and recorded in the Santa Clara County Recorders Office.

         "Natural Gas Sales Agreement" means that certain Natural Gas Sales Agreement, dated August 1, 1995 by and between the Seller and Amoco.

         "Natural Gas Sales Consent and Agreement" means that certain Consent and Agreement (Natural Gas Sales Agreement) to be executed by and between Amoco, the Seller and the Agent, in the form attached hereto as Exhibit N.

         "Net Trade Adjustment" means the difference (which may be a positive or negative number) obtained by subtracting the Net Trade Estimate from the Net Trade Amount.

         "Net Trade Amount" means the trade accounts receivable plus the prepaid expenses (excluding, however, any amounts representing prepaid insurance for coverage which is canceled on the Closing Date) less trade account payables as they appear in the Seller's balance sheet prepared as of the Closing Date (it being understood that Buyer has not received such balance sheet and is relying upon the Net Trade Estimate prepared by McCormick) plus accrued maintenance items identified on Schedule B. A sample calculation of the Net Trade Amount, assuming a May 31, 1996 Closing Date, is attached hereto as Schedule B.

         "Net Trade Estimate" means an estimate of the Net Trade Amount as of the Closing Date, also attached hereto as Schedule B.

         "Noncompete  Agreement"  means  that  certain   Noncompetition/Earnings
Contingency Agreement to be executed by and among the Seller, McCormick and the Buyer, in the form of Exhibit O hereto.

         "O&M Agreement" means that certain Gilroy Foods Cogeneration Plant Operation and Maintenance Agreement, dated as of January 20, 1986, by and between the Seller and Bechtel North American.

         "PG&E"   means   Pacific  Gas  and  Electric   Company,   a  California
corporation.

         "Person" means any individual, corporation, partnership, trust, joint venture, unincorporated association, limited liability company, Governmental Person or other entity, including its permitted successors and permitted assigns.

         "Post-Closing Review" has the meaning set forth in Section 2.4.2.

         "Power Purchase Agreement" means that certain Long-Term Energy and Capacity Power Purchase Agreement among Gilroy Foods, Pacific Thermonetics, Inc. and PG&E, as executed by PG&E on December 19, 1983, as amended by a First Amendment to "Long-Term Energy and Capacity Power Purchase Agreement Between Gilroy Foods, Inc., Pacific Thermonetics, Inc. and Pacific Gas and Electric Company" dated December 19, 1983, as executed by PG&E on July 18, 1985, and, as so amended, as assigned by Gilroy Foods to the Seller, as further amended by a Second Amendment to "Long-Term Energy and Capacity Power Purchase Agreement" dated December 19, 1983, as Amended July 18, 1985, as executed by PG&E on June 9, 1986, as further amended by a Third Amendment to "Long-Term Energy and Capacity Power Purchase Agreement" dated December 19, 1983, as Amended July 18, 1985 and June 9, 1986, as executed by PG&E on August 18, 1988, and as further amended by a Fourth Amendment to the Long-Term Energy and Capacity Power Purchase Agreement Between Gilroy Energy Company and Pacific Gas and Electric Company, as executed by PG&E on June 6, 1991.

         "Power Purchase Consent and Agreement" means that certain Consent to Assignment and Agreement (Power Purchase Agreement) to be executed by and between PG&E, the Buyer and the Agent, in the form attached hereto as Exhibit P.

         "Pre-closing" has the meaning set forth in Section 3.1.

         "Project Documents" has the meaning set forth in Section 4.8.

         "Prudential" means The Prudential Life Insurance Company of America, a New Jersey mutual insurance company.

         "PUHCA" means the Public Utility Holding Company Act of 1935 and the rules and regulations adopted thereunder.

         "Purchase Price" has the meaning set forth in Section 2.3.

         "Purchase  Price  Adjustment  Schedule"  has the  meaning  set forth in
Section 2.4.4.

         "Purchaser's Consent" means that certain Consent and Agreement (Steam Purchase Agreement) to be executed by and between ConAgra and the Buyer in the form attached hereto as Exhibit Q.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978, and all rules and regulations adopted thereunder.

         "QF Site" means the site described in the Memorandum of QF Site Option Agreement.

         "Qualifying Facility" means a "qualifying facility" within the meaning of PURPA.

         "Quitclaim Deed" means that certain Quitclaim Deed from Seller to Gilroy Foods relating to the termination of a storm drain easement.

         "Seller" has the meaning set forth in the preamble.

         "Senior Loan Documents" means collectively, that certain Construction and Term Loan Agreement, dated as of May 15, 1986, by and between the Seller and Prudential, and all agreements, instruments or other documents relating to the loan made by Prudential to the Seller in connection with the original construction of the Facility.

         "Shutdown Agreement" means that certain Shutdown Agreement between ConAgra and the Buyer in the form of Exhibit R hereto.

         "Shutdown Consent" means that certain Consent and Agreement (Shutdown Agreement and Assignment in Part WDR's) to be executed by and between ConAgra and the Buyer in the form attached hereto as Exhibit R-1.

         "Site" has the meaning set forth in the preamble.

         "Steam Agreement" means that certain Steam Purchase and Sale Contract, dated as of January 20, 1986, by and between the Seller and Gilroy Foods.

         "Steam Sales Amendment" means that certain First Amendment to Steam Purchase and Sale Contract, to be executed by and between ConAgra and the Buyer, in the form attached hereto as Exhibit S.

         "Stock Purchase Letter Agreement" means that certain Letter Agreement Regarding Acquisition of Gilroy Foods between McCormick and Calpine and that certain Indemnity Guaranty from Calpine.

         "Substation   Operating   Agreement"  means  that  certain   Substation
Operating Agreement, to be executed by and between ConAgra and Calpine, in the form attached hereto as Exhibit T.

         "Threshold" has the meaning set forth in Section 8.3.

         1.2 Interpretation.

         (a) Reference to a given Section, Subsection, Exhibit or Schedule is a reference to a Section, Subsection, Exhibit or Schedule of this Agreement, unless otherwise specified. The terms "hereof," "herein," "hereunder," "herewith" refer to this Agreement as a whole.

         (b) Except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) reference to a given Governmental Rule is a reference to that law as amended or modified as of the date on which the reference is made, (ii) reference to a given agreement or instrument is a reference to that agreement or instrument as modified, amended, supplemented and restated through the date hereof, (iii) accounting terms have the meanings given to them by GAAP applied on a consistent basis, and (iv) "including" means "including, without limitation."

                                    ARTICLE 2

 Sale and Purchase of Assets, Liabilities, and Purchase Price, Manner of Payment

         2.1 Sale of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing on the Closing Date, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Seller, all of the Seller's right, title and interest in, to the following (collectively, the "Assets"):

         2.1.1 Fixed Assets. All of the equipment, machinery, tools, supplies, computers, office equipment, fixtures and other fixed assets relating to the ownership, management, operation and maintenance of the Facility, a list of which, including identification of the location thereof, is attached hereto as
Schedule 2.1.1, which assets shall be deemed to be Fixed Assets hereunder;

         2.1.2 Inventory and Spare Parts. All of the Seller's inventory and spare parts relating to the ownership, management, operation and maintenance of the Facility, a list of which, including identification of the location thereof, is attached hereto as Schedule 2.1.2 (hereinafter referred to collectively as the "Inventory");

         2.1.3 Agreements and Contracts. The Seller's right, title and interest in all agreements and contracts listed in Schedule 2.1.3, including the Power

Purchase Agreement, the Steam Sales Agreement, the Natural Gas Sales Agreement and the Ground Lease (collectively, the "Assigned Contracts");

         2.1.4 Intangibles. All of the trade names, trademarks, service marks, copyrights, patents, patent rights, licenses, trade secrets, technical know-how, goodwill and other intangibles owned by the Seller or in which the Seller has an interest and which relate to the ownership, management, operation and maintenance of the Facility;

         2.1.5 Books and Records. All papers, databases, computer programs, disks, software, records, and other books, records, documents and materials in the Seller's, Bechtel North American's or Gilroy Foods' care, custody or control relating to ownership, management, operation or maintenance of the Facility (collectively, "Books and Records") (The Seller may make and retain copies of the Books and Records as it sees fit.);

         2.1.6 Governmental Approvals. All Governmental Approvals and other intangible assets relating to ownership, management, operation or maintenance of the Facility;

         2.1.7 Improvements and Real Estate Rights. The Facility and all easements, rights of way and other appurtenant rights relating to the Seller's interest in the Site or which are used to maintain and operate the Facility; and

         2.1.8 All Property Not Elsewhere Described. All other property of the Seller of every kind, character or description owned, used or held for use
(whether or not exclusively) in connection with the ownership, management, operation or maintenance of the Facility, wherever located and whether or not similar to the other Assets set forth elsewhere in this Section 2.1.

         2.2 Liabilities. The Buyer and the Seller hereby acknowledge and agree that the Buyer is not assuming any of the debts, obligations or liabilities in connection with the Facility, including, all liabilities arising out of the agreements, contracts, leases, licenses, permits and other arrangements relating to the Assets prior to the Closing Date, except as expressly set forth in Schedule B. The Buyer shall assume all of the liabilities, obligations and duties of the Seller attributable to the Assets arising in respect of all periods after the Closing Date; provided, that the Buyer shall not assume any of the liabilities or obligations listed on Schedule 2.2 attached hereto (collectively, the "Excluded Liabilities"), which Excluded Liabilities shall be retained by and remain obligations and liabilities of the Seller (together with the liabilities assumed under Schedule B, collectively, the "Assumed Liabilities").

         2.3 Purchase Price. At the Closing, the Buyer shall pay the Seller, in immediately available funds, for the Assets an aggregate amount of (i) $125,000,000 (the "Purchase Price") plus (ii) the Net Trade Estimate minus (iii) the Deposit, as follows:

         2.3.1 Allocation Statement. The Purchase Price shall be allocated as follows:

       (i)    Fixed Assets, Including Inventory                   $124,900,000
              (a) Power Purchase Agreement                          63,400,000
              (b) Property, Plant and Equipment                     61,500,000
      (ii)    Other Assets                                             100,000
                                                                  ------------
              TOTAL                                               $125,000,000
                                                                  ============

The allocations set forth above shall be referred to herein collectively as the "Allocation Statement."

         2.3.2 Reporting. The Seller and the Buyer agree to report an allocation of the Purchase Price among the Assets in the manner entirely consistent with the foregoing Allocation Statement and agree to act in accordance with such Allocation Statement and filing of all tax returns (including, filing Form 8594 with its Federal income tax return for the taxable year that includes the date of Closing) and in the course of any tax audit, tax review or tax litigation relating thereto. The Seller's federal employer identification number is
52-0408290,   and  the  Buyer's  federal  employer   identification   number  is
77-0436504.

         2.4 Purchase Price Post-Closing Adjustment. The Purchase Price shall be adjusted after the Closing Date in accordance with the provisions of this
Section 2.4.

         2.4.1 Preparation of Net Trade Amount. Within forty-five (45) days after the Closing Date, the Seller shall prepare (i) the Net Trade Amount as of the Closing Date, and (ii) a schedule showing the adjustments to the Purchase Price (if any) to be made in accordance with Section 2.4.4 (the "Purchase Price Adjustment Schedule"). Such Net Trade Amount shall be prepared in accordance with GAAP, consistent with the audited financial statements as of and for the years ended November 30, 1995 and November 30, 1994, and shall present fairly the financial position of the Seller as of the Closing Date, with respect to those items included in the Net Trade Amount.

         2.4.2 Post-Closing Review. The Buyer shall thereafter have the right to conduct and complete a review (the "Post-Closing Review") of the Net Trade Amount as of the Closing Date and the Purchase Price Adjustment Schedule within thirty (30) days after receipt of (i) the Net Trade Amount as of the Closing Date, (ii) the Purchase Price Adjustment Schedule, and (iii) the financial records of the Seller's operation of the Facility through the Closing Date. The Post-Closing Review shall be conducted by the Buyer or its representatives, at the Buyer's expense, in a manner sufficient to reasonably satisfy the Buyer that the Net Trade Amount as of the Closing Date fairly presents the financial position of the Seller in conformity with GAAP, consistent with the audited financial statements as of and for the years ended November 30, 1995 and November 30, 1994, with respect to those items included in the Net Trade Amount. The Buyer shall have the right to audit the books and records of the Seller and the Seller shall permit the Buyer access to the Seller's audit workpapers pertaining to the Net Trade Amount as of the Closing Date and the Purchase Price Adjustment Schedule.

         2.4.3 Access to Books and Records. The Buyer shall give representatives of the Seller reasonable access after the Effective Date to the Books and Records. The Buyer shall retain all Books and Records relating to periods commencing January 1, 1989 and expiring on the Closing for all periods required by law and shall not destroy any of such Books and Records without prior written notice to McCormick, who shall be afforded an opportunity to make copies thereof, at McCormick's expense, prior to their destruction; PROVIDED, HOWEVER, that the Buyer makes no representations or warranties regarding the contents or condition of such Books and Records while in the buyer's possession.

         2.4.4 Determination of Purchase Price Post-Closing Adjustment. The Purchase Price shall be adjusted after the completion of the Post-Closing Review to reflect the final determination of the Net Trade Amount. The Purchase Price shall be increased by the Net Trade Adjustment if such Net Trade Adjustment is a positive number, or shall be decreased by the Net Trade Adjustment if such Net Trade Adjustment is a negative number.

         2.4.5 Payment of Purchase Price Post-Closing Adjustment. The Net Trade Adjustment, and interest accrued thereon, in favor of either the Seller or the Buyer shall be paid to the other party, by wire transfer of immediately available funds, to an account designated by the party in whose favor such Net Trade Adjustment is being made, promptly upon the determination of the Net Trade Amount and in no event later than ten (10) days after the expiration of the Post-Closing Review period. Interest on the Net Trade Adjustment shall accrue from the Closing Date until paid at the rate of the Prime Rate as published in the Wall Street Journal as of the Closing Date. Such interest shall be calculated on the basis of a year of 365 days.


                                    ARTICLE 3

 Closing Date, Actions at Pre-Closing, Closing and Termination Prior to Closing

         3.1 Closing Date. Subject to the other provisions of this Agreement, the pre-closing of the transactions contemplated by this Agreement (the "Pre-Closing") shall be held at the offices of Thelen, Marrin, Johnson & Bridges, Two Embarcadero Center, San Francisco, California 94111, on or before August 31, 1996, or on such other date and at such other place as may be mutually agreed upon by the parties. The parties hereby nominate Stewart Title Company of California as escrow holder ("Escrow Holder"), who shall be responsible for the transfer of funds and the delivery and recordation of documents described herein ("Escrow"). The date of the closing shall be the date of transfer of funds and the delivery and recordation of documents contemplated herein (the "Closing") and is sometimes referred to herein as the "Closing Date."

         3.2 Actions at Pre-Closing or Closing. Subject to the other provisions in this Agreement, the following actions shall be taken at the Pre-Closing or the Closing, as specified herein:

         3.2.1 Purchase Price. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller through Escrow the Purchase Price plus (i) the Net Trade Estimate minus (ii) the Deposit, in the manner set forth in Section 2.3 hereof.

         3.2.2 Bill of Sale. At the Pre-closing, the Seller shall execute and deliver the Bill of Sale in order to transfer to the Buyer all of the Assets specified therein.

         3.2.3 General Assignment and Assumption Agreement. At the Pre-closing, the Seller and the Buyer shall execute and deliver the General Assignment and Assumption Agreement, by which the Seller shall assign to the Buyer all of the Assets not transferred by the Bill of Sale, the Assignment of Natural Gas Sales Agreement, the Assignment of Power Purchase Agreement, the Assignment of Steam Sales Agreement, and the Assignment of Lease Agreement, and as of the Closing Date, the Buyer shall assume all of the Assumed Liabilities.

         3.2.4 Assignment of Agreements and Contracts. At the Pre- closing, the Seller and the Buyer shall execute and deliver, or cause to be executed and delivered, into Escrow, as appropriate, the Assignment of Natural Gas Sales Agreement, the Assignment of Power Purchase Agreement, the Assignment of Steam Sales Agreement, and the Assignment of Lease Agreement.

         3.2.5 ConAgra's Consents and Agreements. At the Pre-closing, McCormick and the Seller shall cause ConAgra to execute and deliver into Escrow, as appropriate, and the Buyer shall execute and deliver into Escrow, as appropriate, the Steam Sales Consent and Agreement, the Amended and Restated Lease Agreement, the Lessor Consent and Agreement, the Purchaser's Consent and the Shutdown Consent, the Shutdown Agreement, the Steam Sales Amendment, the
Substation  Operating  Agreement,  the Memorandum of Option (QF  Property),  the
Memorandum  of Option  (Site),  the  Memorandum  of  Lease,  the  Memorandum  of
Wastewater Discharge Option Agreement, and the Assignment of Wastewater Discharge Requirements.

         3.2.6 Noncompete Agreement. At the Pre-closing, the Seller, McCormick and the Buyer shall execute and deliver the Noncompete Agreement, and at the Closing the Buyer shall cause the delivery and issuance of the Letter of Credit as set forth therein.

         3.2.7 Books and Records. At the Closing, the Seller shall deliver all of the Books and Records to the Buyer; provided, however, that the Seller shall have a sixty (60) day period following the Closing to deliver to the Buyer those Books and Records relating to the operation of the Facility which are not physically at the Site on the Effective Date.

         3.2.8 Final Schedules. At the Pre-closing, the Buyer and the Seller shall mutually agree upon and execute and deliver Schedule B (sample calculation of Net Trade Amount), Schedule 2.1.1 (Fixed Assets), Schedule 2.1.2 (Inventory),
Schedule 2.2 (Excluded Liabilities), and any other Schedule which the Buyer and the Seller mutually agree to revise; provided, however, that the Seller shall deliver to the Buyer final versions of

Schedule 2.1.1 (Fixed Assets) and Schedule 2.1.2 (Inventory) within fifteen (15) business days after the Closing, which final schedules shall not be materially or substantially different from the schedules delivered at the Pre-Closing.

         3.2.9 Senior Loan Documents. At the Closing, the Seller shall, and McCormick shall cause the Seller to, satisfy out of the proceeds of the Purchase Price any and all outstanding obligations of the Seller under the Senior Loan Documents, and the Seller shall deliver evidence reasonably satisfactory to the Buyer that all Senior Loan Documents have terminated and that all Liens held by Prudential pursuant thereto have been released and appropriate evidence thereof have been filed with the appropriate Governmental Person.

         3.2.10 ConAgra Option Agreements. At the Pre-closing, McCormick and the Seller shall cause ConAgra to execute and deliver, and the Buyer shall execute and deliver, the ConAgra Option Agreements.

         3.2.11 Stock Purchase Letter Agreement. At the Pre-closing, McCormick shall and the Buyer shall cause Calpine to execute and deliver the Stock Purchase Letter Agreement.

         3.2.12 Escrow Instructions.  At the Closing, Escrow Holder shall record
the  appropriate   Closing   Documents,   as  instructed  in  the  joint  escrow
instructions mutually agreed upon by McCormick, the Seller and the Buyer.

         3.3 Additional Actions. Each of the Seller, McCormick and the Buyer shall, on request, at the Pre-closing and the Closing and after the Effective Date, take such further actions as may be reasonably requested by the other party(ies) to carry out the intent of this Agreement and the other Closing Documents to which any of them or ConAgra is/are or will be a party(ies).

         3.4 Termination Prior to Closing. This Agreement may, by prior written notice to the other party(ies), be terminated:

         3.4.1 Termination by the Seller/McCormick. By the Seller and/or McCormick if a Default shall be made by the Buyer with respect to the due and timely performance of any of its covenants or agreements contained herein and such Default cannot be timely cured and has not been waived by the Seller and McCormick, or if any of the representations and warranties of the Buyer contained in Article 5 are untrue, incorrect or breached in any material respect as of the Effective Date; or

         3.4.2 Termination by the Buyer. By the Buyer if a Default shall be made by the Seller and/or McCormick with respect to the due and timely performance of any of the covenants or agreements contained herein and such default cannot be timely cured and has not been waived by the Buyer, or if any of the representations and warranties of the Seller and/or McCormick contained in
Article 4 are untrue, incorrect or breached in any material respect as of the Effective Date; or

         3.4.3 Termination Due to Failure of Condition. Either (i) by the Buyer if all of the conditions set forth in Article 6 shall not have been satisfied or waived by the Buyer on or before August 31, 1996 (or such later date as mutually agreed upon among the parties), other than through failure of the Buyer to fully comply with its obligations hereunder, or (ii) by the Seller and/or McCormick if all of the conditions set forth in Article 7 shall not have been satisfied or waived by the Seller on or before August 31, 1996 (or such later date as mutually agreed upon among the parties), other than through failure of the Seller or McCormick to fully comply with its respective obligations hereunder; or

         3.4.4 Termination by Mutual Consent. By mutual consent of the Seller, McCormick and the Buyer.

         If this Agreement is terminated as provided above, all further obligations of the parties hereunder and under the other Closing Documents shall terminate, except that the obligations set forth in Article 8 (indemnification),
Section 10.1 (transaction costs), Section 10.10 (alternative dispute resolution) and, if applicable, McCormick's obligation to return the Deposit to the Buyer shall survive; provided, however, that if this Agreement is terminated (i) by the Seller and/or McCormick pursuant to Section 3.4.1 because of a Default by the Buyer, the Seller's and McCormick's right to liquidated damages as set forth below, or (ii) by the Buyer pursuant to Section 3.4.2 because of a Default by the Seller or McCormick, the Buyer's right to pursue all legal remedies for breach of contract or otherwise, including damages relating thereto, shall also survive such termination unimpaired.

         IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DO NOT OCCUR AS HEREIN PROVIDED BY REASON OF DEFAULT OF THE BUYER, THE BUYER, THE SELLER AND MCCORMICK AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY THE SELLER AND MCCORMICK AS A RESULT OF THE BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE ASSETS PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS PARAGRAPH REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH THE SELLER AND MCCORMICK WILL INCUR AS A RESULT OF SUCH FAILURE. THEREFORE, THE BUYER, THE SELLER AND MCCORMICK DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT THE SELLER AND MCCORMICK WOULD SUFFER IN THE EVENT THAT THE BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE ASSETS IS AN AMOUNT EQUAL TO THE DEPOSIT MADE HEREBY (WHICH INCLUDES ANY ACCRUED INTEREST THEREON). SAID AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE SELLER AND MCCORMICK PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THE

SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. NO PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT THOSE RIGHTS OR OBLIGATIONS SET FORTH HEREIN AS SURVIVING THE TERMINATION OF THIS AGREEMENT AND THE RIGHT OF THE SELLER AND MCCORMICK TO COLLECT SUCH LIQUIDATED DAMAGES FROM THE BUYER.


THE BUYER'S INITIALS ________________
THE SELLER'S INITIALS ________________
MCCORMICK'S INITIALS ________________


                                    ARTICLE 4

           Representations and Warranties of the Seller and McCormick


         Each  of  the  Seller  and  McCormick   hereby  jointly  and  severally
represents  and warrants to the Buyer as follows,  effective as of the Effective
Date:

         4.1 Due Organization. Each of the Seller and McCormick is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is qualified to transact business in all jurisdictions where the ownership of its properties or its operations require such qualification, except where the failure to so qualify would not have a material adverse effect on its financial condition, its ability to own its properties or transact its business, or to carry out the transactions contemplated hereby.

         4.2 Power and Authority. Each of the Seller and McCormick has full corporate power and authority to enter into and perform its obligations hereunder and under the other Closing Documents to which it is or will be a party and to consummate the transactions herein and therein contemplated in accordance with the terms, provisions and conditions hereof and thereof. All corporate proceedings required to be taken by the Seller and McCormick, as applicable, to authorize them to execute, deliver and perform the terms of this Agreement and the other Closing Documents to which both or either of them is or will be a party have been duly and validly taken.

         4.3 Valid, Binding and Enforceable Obligations. Each of this Agreement and the other Closing Documents to which either the Seller and/or McCormick are/is or will be a party(ies) has been, or will be on the Closing Date, as the case may be, duly and validly executed by the Seller and/or McCormick, as applicable, and constitutes, or will constitute when executed and delivered, a valid, binding, and enforceable obligation, enforceable against the Seller and/or McCormick in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and the enforcement of debtors' obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law or by application of laws limiting the scope or breadth of covenants therein relating to restraint of trade.

         4.4 No Violations. The execution and delivery by the Seller and McCormick of this Agreement and the other Closing Documents to which either or both of them is/are or will be a party(ies), and the Seller's and McCormick's consummation of the transactions contemplated hereby and thereby will not (i) violate or be in conflict with the charter documents of either the Seller or McCormick, as applicable, (ii) violate, be in conflict with, or constitute a Default or Event of Default under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any material agreement or material commitment under which the Seller or McCormick is bound, except the Senior Loan Documents, (iii) result in the creation or imposition of any Lien upon any of the Assets, or under any debt, obligation, contract, commitment or other agreement by which any of the Assets is or may be bound or (iv) violate any Governmental Rule.

         4.5 Governmental Approvals. To the Seller's and McCormick's knowledge, other than the filings or approvals set forth in Schedule 4.5, no Governmental Approval is necessary in connection with the execution and delivery of this Agreement and the other Closing Documents, or for the consummation of the transactions contemplated hereby and thereby, including for the valid and effective sale, transfer and assignment to the Buyer of the Assets.

         4.6 Third Party Consents and Notices. To the Seller's and McCormick's knowledge, no filing, registration, qualification, notice, consent, approval or authorization to, with or from any Person (excluding Governmental Persons) is necessary in connection with the execution and delivery of this Agreement and the other Closing Documents, or for the consummation of the transactions contemplated hereby and thereby, including for the valid and effective sale, transfer and assignment to the Buyer of the Assets, except as otherwise set forth on Schedule 4.6 attached hereto.

         4.7 No Litigation. Except as set forth on Schedule 4.7, to the Seller's or McCormick's knowledge, there are no actions, suits or proceedings of any type pending or, threatened at law or in equity, before or by any Governmental Person against or affecting the Seller and/or the Facility or to which the Seller may become a party, which actions, suits or proceedings could materially and adversely affect the Buyer's ownership or operation of the Facility or the Seller's ability to perform its obligations under this Agreement and the other Closing Documents.

         4.8 Agreements and Contracts;  Project Documents. Set forth on Schedule
4.8 is a complete and accurate list of each and every material agreement and contract to which the Seller is a party or by which the Seller is bound or to which the Seller is subject relating to the Seller's ownership, management, operation and maintenance of the Facility, including the Assigned Contracts (collectively, the "Project Documents"). A true, correct and complete copy of each such contract has been delivered to or been made available to the Buyer on or before the Effective Date and:

         (a) none of the Assigned Contracts has been modified, supplemented, amended, waived or terminated in any respect which could reasonably be expected to have a material adverse effect on the Facility or the transactions contemplated by this Agreement, whether orally or in writing, except by a Project Document;

         (b) no Default or any Event of Default by the Seller has occurred and is continuing under any of the Assigned Contracts and neither the Seller nor McCormick has any knowledge that any Default or any Event of Default by any other Person has occurred and is continuing under any Assigned Contract; and

         (c) the Assigned Contracts constitute the legal, valid and binding obligation of the Seller, are in full force and effect and are enforceable as to the Seller, and to the Seller's and McCormick's knowledge, constitute the legal, valid and binding obligation of, and are enforceable against, the third party signatories to such Assigned Contracts in accordance with their respective terms (except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and enforcement of debtors' obligations generally, and
(ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law).

         4.9 Utility Regulatory Matters. Neither the Seller nor any Affiliate of the Seller is (i) subject to regulation under the FPA, other than as contemplated by C.F.R. Section 291.601(c) in respect of qualifying facilities or
(ii) subject to regulation as a "public utility," "electric utility" or other similar entity under state laws relating to public utilities, other than as a qualifying facility under PURPA.

         4.10 Qualifying Facility Matters. The Facility is a cogeneration facility that has been certified by the FERC as a Qualifying Facility. The Facility is, and during all applicable periods when owned by the Seller has been, a Qualifying Facility in compliance in all respects with all technical and ownership requirements contained in all applicable FERC rules and regulations. the Seller has provided to PG&E all documents, information and other data requested or required by PG&E in accordance with PG&E's policies and procedures for monitoring the compliance of Qualifying Facilities with applicable FERC rules and regulations. No Person (including PG&E, the CPUC and the FERC, or any agent or representative of PG&E, the CPUC or the FERC) has ever provided notice to the effect, or otherwise asserted or alleged, that the Facility has failed or may fail to comply in any respect with any applicable FERC rule or regulation relating to Qualifying Facilities or PG&E procedures or policies relating thereto, or that the Facility has been placed on "probation." No payment from PG&E has ever been reduced, delayed or withheld as a result of noncompliance with any applicable FERC rules or regulations (and other than as a result of minor administrative inefficiencies).

         4.11 No Undisclosed Liabilities. As of the dates of the audited financial statements dated as of November 30, 1995 which have been provided to the Buyer, the Seller had no material debts, liabilities or obligations (whether accrued, absolute, asserted or unasserted, contingent, by guaranty, surety or assumption or otherwise and whether due or to become due), of any nature whatsoever, including (i) any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect to or measured by the Seller's income for its period prior to the close of business on the dates of such financial statements, or (ii) any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods, services, state of facts or other condition which occurred or existed on or before such date, whether or not then known, due or payable (all of the foregoing, including clauses (i) and (ii), are collectively referred to as "Liabilities"), which in accordance with GAAP should be disclosed and which were not fully disclosed, reflected or reserved against in such financial statements or the notes thereto, and except for those Liabilities which have been incurred since the date of the most recent balance sheets included in such financial statements in the ordinary course of business which are set forth on Schedule 4.11, the Seller has not incurred any Liabilities relating to the Facility.

         4.12 Fixed Assets and Inventory. Schedule 2.1.1 and Schedule 2.1.2, respectively, sets forth a complete and accurate list of all material Fixed Assets and Inventory. Except as set forth on Schedule 2.1.1, all of the Fixed Assets are located on the Site. The final Schedule 2.1.1 and Schedule 2.1.2 to be delivered by the Seller to the Buyer within fifteen (15) business days after the Closing will not be materially or substantially different from the schedules delivered into Escrow at the Pre-Closing.

         4.13 Title to Assets. The Seller is the lawful owner of, has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign and deliver the Assets as contemplated herein, subject to the required consents otherwise contemplated or disclosed herein. Except for the Liens evidenced by the Senior Loan Documents, which Liens shall be released prior to or as of the Closing Date, all of the Assets are entirely free and clear of any and all Liens of any kind, other than liens for current or supplemental real and personal property taxes and assessments not yet due and payable, and there are no filings in any registry of deeds in any jurisdiction or under the Uniform Commercial Code or similar statute in any jurisdiction (except as may be related to the Senior Loan Documents) showing the Seller as a debtor or which creates or perfects or which purports to create or perfect any Lien in or on any of the Assets. Upon the Closing, the Seller shall convey all of the Assets to the Buyer by the Bill of Sale, the General Assignment and Assumption Agreement and the other Closing Documents effective to vest in the Buyer, and the Buyer will have, good and valid record and marketable title to all of the Assets, free and clear of all Liens of any kind, other than for current or supplementary real and personal property taxes and assessments not yet due and payable.

         4.14 Governmental Approvals for Business. Set forth on Schedule 4.14.1 is a complete and accurate list of each and every Governmental Approval necessary for the current ownership, management, operation and maintenance of the Facility and/or the Assets by the Seller. Except as set forth in Schedule
4.14.2, each Governmental Approval has been duly and validly issued, or transferred, to the Seller, and is in full force and effect, and all rights and entitlements thereunder are vested exclusively in the Seller. The Seller has not committed any act or failed to act in any manner or under any circumstances which could reasonably result in the revocation or suspension of any Governmental Approval or in any other disciplinary action relating thereto. No Person has claimed, and the Seller has not received any notice, that the Seller has committed any such act or failed to so act. The consummation of the transactions provided for in this Agreement and the other Closing Documents will not impair or materially adversely affect any of the rights, powers or privileges of the Seller granted pursuant to any of the Governmental Approvals listed on Schedule 4.14.1.

         4.15 ERISA. The Seller has no employees and has never had any employees and has not established, sponsored, maintained, participated in, incurred any obligation to contribute to, or incurred any liability under or related to any Employee Benefit Plan.

         4.16 Labor Matters. To the extent related to the Seller's ownership, management, operation and maintenance of the Facility, (i) the Seller is not a party to any collective bargaining agreement, (ii) as the Seller has no employees, no employee of the Seller is a member of or represented by a collective bargaining unit with respect to his employment with the Seller, and
(iii) to the knowledge of the Seller or McCormick, there are no labor controversies or grievances pending or threatened against the Seller which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Seller.

         4.17 Legal Compliance. Except as set forth in Schedule 4.17, the Seller is in all material respects in full compliance with, and has at all times fully complied, or has fully corrected any past non-compliance, in all material respects with, all Governmental Rules and Governmental Approvals applicable to the Seller, the Facility and the Site, including all Environmental Laws; provided, however, that the Seller's and McCormick's representations with respect to Environmental Laws relating to Hazardous Materials are given to the Seller's and McCormick's knowledge. All offsets legally required under the Federal Clean Air Act (42 U.S.C. Sec. 7401 et seq.) or Bay Area Air Quality Management District Rules for the construction and operation (including any modification) of Gilroy Foods prior to the Closing Date have been obtained by Gilroy Foods or its predecessor owners or operators.

         4.18 Hazardous Materials. Except as set forth on Schedule 4.18 and as disclosed in that certain Phase I Environmental Site Assessment, Gilroy Energy Company, Gilroy, California, dated June, 18, 1996, prepared by EMCON, to the Seller's and McCormick's knowledge, (i) there are no Hazardous Materials present on the Site that exceed the levels or amounts permitted by applicable law; (ii) there has been no sudden or non- sudden, accidental or non-accidental release, discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Material or any petroleum product or by-product into the environment which exceeds the levels or amounts permitted by applicable law, (iii) the Seller has not engaged in, or is not engaged in, the generation, manufacture, treatment, storage or disposal of Hazardous Materials which exceeds the levels or amounts permitted by applicable law, (iv) the Site does not contain and has not contained any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products or Hazardous Materials, and (v) the Seller is in compliance with all federal, state and local environmental laws now in effect relating to Hazardous Materials. The Seller has received no notice of any violation that, as of the date hereof, remains uncured of any environmental laws now in effect relating to Hazardous Materials, and there are no writs, injunctions, decrees, orders or judgments outstanding, no suits, claims, actions, proceedings or investigations have been instituted or filed, and none are pending or, to the Seller's knowledge, threatened, under any environmental laws with respect to the ownership, use, maintenance or operation of the Assets. No asbestos or similar substances are contained in the Facility that pose any current health hazard and no asbestos is "friable."

         4.19 Disclosure. In connection with the transactions contemplated by this Agreement, neither the Seller nor McCormick has made any untrue written statement of a material fact or omitted to disclose any material fact necessary in order to make the written statements made not misleading in light of the circumstances in which they were made. There is no material fact or circumstance known to either the Seller or McCormick which materially adversely affects the Facility or the Assets or the Seller's ownership, management, operation and maintenance of the Facility, or the ability of the Seller or McCormick to perform its respective obligations under this Agreement and the other Closing Documents to which any of them is a party, provided that the foregoing representation shall not extend to predictions of future economic conditions or matters of a general economic or similar nature. The Seller has given the Buyer full and complete access to the Books and Records prior to execution of this Agreement.

         4.20 Condition of Acquired Assets. The Assets are in good operating condition and repair and are adequate for the uses to which they are being put. None of the Assets is in need of maintenance or repairs, except for ordinary routine maintenance and repairs, and there do not exist any condition which interferes with the economic value or use thereof in a material way. The Assets include all assets and properties of the Seller relating to the Seller's ownership, management, operation and maintenance of the Facility reasonably required for the continued operation of the Facility in the manner as is presently being operated.

         4.21 Tax Matters. The Seller has duly and timely filed all federal, state, and local tax reports and returns required to be filed by it in connection with the Facility and has duly paid, or made adequate provision for the payment of, all taxes, assessments and other charges due or claimed to be due in a writing delivered to the Seller, or any Affiliate thereof by federal, state or local taxing authorities, which, if not filed or paid, would have a material adverse impact on the Facility or the Sellers' ownership or operation of the Facility.

         4.22 Brokers. Neither the Seller nor McCormick has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

         4.23 O&M Agreement Termination. The Seller has terminated the O&M Agreement, effective as of the Closing Date.

         Wherever in this Article 4, the Seller's and McCormick's representations are limited to knowledge, such reference is intended to refer to
(i) the knowledge of the principal officers of the Seller and McCormick with responsibility for oversight of the Seller and the Facility and the operations thereof, which officers have a duty of inquiry, including inquiry of

Dave Pearson and Brian Martin of Bechtel North American, and (ii) the knowledge of George Pendergast, Robert Kramer, Steve Brinkman, Sam Mason and Dave Lewis.


                                    ARTICLE 5
                     Buyer's Representations and Warranties

     The Buyer hereby represents and warrants to the Seller and McCormick as follows, effective as of the Effective Date:

         5.1 Due Organization. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of jurisdiction of its formation, and will be qualified to transact business in all jurisdictions where the ownership of its properties or its operations require such qualification, except where the failure to so qualify would not have a material adverse effect on its financial condition, its ability to own its properties or transact its business, or to carry out the transactions contemplated hereby.

         5.2 Power and Authority. The Buyer has full partnership power and authority to assume and perform its obligations hereunder and under the other Closing Documents to which it is or will be a party and to consummate the transactions herein and therein contemplated in accordance with the terms, provisions and conditions hereof and thereof, and all partnership proceedings required to be taken by the Buyer to authorize it to assume and perform the terms of this Agreement and the other Closing Documents to which it is or will be a party will have been duly and validly taken.

         5.3 Valid, Binding and Enforceable Obligations. Each of this Agreement and the other Closing Documents to which the Buyer is or will be a party has been, or will be on the Closing Date, as the case may be, duly and validly executed by the Buyer and constitutes, or will constitute when executed and delivered, a valid, binding, and enforceable obligation, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and the enforcement of debtors' obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law, or by application of laws limiting the scope or breadth of covenants therein relating to restraint of trade.

         5.4 No Violations. The execution and delivery by the Buyer of this Agreement and the other Closing Documents to which it is or will be a party, and the Buyer's consummation of the transactions contemplated hereby and thereby will not (i) violate or be in conflict with any charter documents, if any, of the Buyer, (ii) violate, be in conflict with, or constitute a Default or Event of Default under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any agreement or commitment under which the Buyer is bound or
(iii) result in the creation or imposition of any Lien upon any of the Assets, or under any debt, obligation, contract, commitment or other agreement to which the Buyer is a party or by which any of the Buyer's properties or assets is or may be bound.

         5.5 No Litigation. Except as listed on Schedule 5.5, to the Buyer's knowledge, there are no actions, suits or proceedings of any type pending or threatened, against the Buyer or any of its properties or business, whether at law or in equity, before or by any Governmental Person. The Buyer has no knowledge of any state of facts or contemplated event which may reasonably be expected to give rise to any such action, suit or proceeding. The Buyer is not operating under, or subject to, or in default with respect to, any order, writ, injunction or decree of any Governmental Person.

         5.6 Brokers. The Buyer has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

         Wherever in this Article 5, the Buyer's representations are limited to knowledge, such reference is intended to refer to the knowledge of the principal officers of the Buyer and its partners with responsibility for oversight of the Buyer, which officers have a duty of inquiry.


                                    ARTICLE 6
                   Conditions Precedent to Buyer's Obligations

         The obligation of the Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment to the satisfaction of, or waiver by, the Buyer, in its sole discretion, of each of the following conditions on or prior to the Closing:

         6.1 Representations True and Correct. The representations and warranties of the Seller and McCormick contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

         6.2 Compliance with Covenants. The Seller and McCormick shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied in all material respects with by it prior to or on the Closing Date, and, if the Closing Date is different than the date of this Agreement, the Seller and McCormick shall have executed and delivered to the Buyer an officer's certificate confirming the same.

         6.3 Closing Actions. Each of the actions required to be taken by the parties pursuant to Section 3.2 (other than by the Buyer) or otherwise to effect the transactions contemplated hereby, including the execution and delivery of each of the Closing Documents, shall have been duly performed and complied with, and the Buyer shall have received satisfactory evidence of any and all such actions.

         6.4 Consents and Governmental Approvals. All consents, approvals, notices and filings with, from or to any Person, including any Governmental Person, which are required on or prior to the Closing Date for the consummation of the transactions contemplated hereby and by the other Closing Documents, shall have been obtained, given, or made and such consents, approvals, notices and filings shall be in form and substance reasonably satisfactory to the Buyer. Each of the Governmental Approvals necessary for the ownership, management, operation and/or maintenance of the Facility by the Buyer has been assigned or reissued to the Buyer or otherwise obtained by the Buyer.

         6.5 Seller and McCormick Opinion of Counsel. The Buyer shall have received (i) the Opinion of Robert W. Skelton, General Counsel of McCormick, substantially in the form of Exhibit U-1 hereto, and (ii) the opinion of Baker & McKenzie, counsel for the Seller and McCormick, substantially in the form of Exhibit U-2 hereto, each dated as of the Effective Date.

         6.6 Proceedings Satisfactory. All corporate proceedings to be taken by McCormick and/or the Seller in connection with the consummation of the transactions contemplated by this Agreement and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer and its counsel shall have received copies of such documents as the Buyer and its counsel may reasonably request in connection therewith and the Facility.

         6.7 ConAgra Acquisition. The ConAgra Acquisition shall have been consummated as of the Closing Date.

         6.8 ConAgra Actions. Each of the actions required to be taken by ConAgra, including all corporate proceedings, (i) pursuant to Section 3.2 or otherwise to effect the transactions contemplated hereby, including the execution and delivery of each of the Closing Documents to which ConAgra is a party and (ii) pursuant to the ConAgra Acquisition or otherwise to effect the transactions contemplated by the ConAgra Acquisition to vest in ConAgra good and valid title to the assets comprising the Food Processing Facility and all of the right, title, interest, duties and obligations of Gilroy Foods in and to the Ground Lease and the Steam Agreement, shall have been duly performed and complied with, and the Buyer shall have received satisfactory evidence of any and all such actions.

         6.9 ConAgra Assignment Agreement. The ConAgra Assignment Agreement shall have been duly and validly executed and delivered by the parties thereto and shall constitute a valid, binding and enforceable obligation, enforceable against each of the parties thereto in accordance with its terms. ConAgra shall have fully and unconditionally assumed pursuant to the ConAgra Assignment Agreement all of the duties and obligations of Gilroy Foods under the Steam Agreement, and all properties, rights, and Governmental Approvals necessary for the ownership and operation of the Food Processing Facility by ConAgra shall have been duly and validly assigned or reissued to ConAgra or otherwise duly and validly obtained by ConAgra as of the Closing Date.

         6.10 ConAgra Opinion of Counsel. The Buyer shall have received the opinions of McGrath, North, Mullin & Kratz, P.C., counsel for ConAgra, and Piper & Marbury, counsel for Gilroy Foods, regarding the transactions contemplated by this Agreement which relate to ConAgra and the ConAgra Acquisition, in form and substance reasonably satisfactory to the Buyer, dated as of the Effective Date.

         6.11 Severance of Facilities. Except as set forth on Schedule 6.11, all agreements among the Buyer, the Seller and ConAgra regarding the common permits, facilities and utilities currently shared between the Facility and the Food Processing Facility shall be either severed or otherwise agreed upon among the parties.


                                    ARTICLE 7
        Conditions Precedent to The Seller's and McCormick's Obligations


         The obligation of the Seller and McCormick to consummate the transactions contemplated hereby shall be subject to the fulfillment to the satisfaction of, or waiver by, the Seller and McCormick, in its sole discretion, of each of the following conditions on or prior to the Closing:

         7.1 Representations True and Correct. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

         7.2 Compliance with Covenants. The Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and, if the Closing Date is different than the date of this Agreement, the Buyer shall have executed and delivered to the Seller and McCormick an officer's certificate confirming the same.

         7.3 Closing Actions. Each of the actions required to be taken pursuant to Section 3.2 or otherwise to effect the transactions contemplated hereby, including the execution and delivery of each of the Closing Documents, shall have been duly performed and complied with, and the Seller and McCormick shall have received satisfactory evidence of any and all such actions.

         7.4 Opinion of Counsel.  The Seller and  McCormick  shall have received
(i) the opinion of Joseph E. Ronan, Jr., General Counsel of the Buyer, substantially in the form of Exhibit V-1 hereto, and (ii) the opinion of Thelen, Marrin, Johnson & Bridges, counsel for the Buyer, substantially in the form of
Exhibit V-2 hereto, each dated as of the Effective Date.

         7.5 Proceedings Satisfactory. All partnership proceedings of the Buyer to be taken in connection with the consummation of the transactions contemplated by this Agreement and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Seller and McCormick and their counsel, and the Seller and McCormick and their counsel shall have received copies of such documents as the Seller and McCormick and their counsel may reasonably request in connection therewith.

         7.6 ConAgra Acquisition. The ConAgra Acquisition shall have been consummated as of the Closing Date.

         7.7 Consents and Government Approvals. All consents, approvals, notices and filings with, from or to any Person, including any Governmental Person, which are required on or prior to the Effective Date for the consummation of the transactions contemplated hereby and by the other Closing Documents, shall have been obtained, given, or made and such consents, approvals, notices and filings shall be in form and substance reasonably satisfactory to the Seller; provided, however, that the Seller agrees that the failure to obtain a release of the Seller's liabilities will not make any such consent or approval otherwise available unsatisfactory.


                                    ARTICLE 8

                                 Indemnification


         8.1 Indemnification by the Seller and McCormick. Subject to the limitations of Section 8.3 below, the Seller and McCormick shall jointly and severally to the maximum extent not prohibited by law, indemnify, defend and hold harmless the Buyer and all of its Affiliates, and each of their respective shareholders, partners, members, investors, directors, officers, employees, agents and assignees, from and against any and all losses, liabilities, damages, claims, judgments, costs or expenses (including reasonable attorneys' fees and expenses) suffered or incurred by any such party by reason of or resulting from
(i) the inaccuracy of any representation or warranty of the Seller or McCormick under this Agreement or any other Closing Document, (ii) the nonfulfillment or nonperformance of any covenant or agreement of either the Seller or McCormick under this Agreement or any other Closing Document, or (iii) any events, occurrences or conditions relating to the Facility, any Project Document or the Site, in respect of all periods prior to the Closing Date, except as caused by the negligence, gross negligence or willful misconduct of the Buyer or its agents, employees, or contractors, or as otherwise covered in Section 8.2 below.

         8.2 Indemnification by the Buyer. Subject to the limitations of Section
8.3 below, the Buyer shall to the maximum extent not prohibited by law, indemnify, defend and hold harmless the Seller, McCormick and all of their respective Affiliates, shareholders, partners, members, investors, directors, officers, employees, agents and assignees, from and against any and all losses, liabilities, damages, claims, judgments, costs or expenses (including reasonable attorneys' fees and expenses) suffered or incurred by any such party by reason of or resulting from (i) the inaccuracy of any representation or warranty of the Buyer under this Agreement or any other Closing Document, (ii) the nonfulfillment or nonperformance of any covenant or agreement of the Buyer under this Agreement or any other Closing Document, or (iii) any events, occurrences or conditions relating to the Facility, any Project Document or the Site, in respect of all periods after the Closing Date; provided, however, that the foregoing shall not apply to any of the Excluded Liabilities or any losses, liabilities, damages, claims, judgments, costs or expenses caused by the negligence, gross negligence or willful misconduct of the Seller or McCormick or their respective agents, employees or contractors.

All costs, expenses, liabilities or charges incurred or relating to the performance of the Buyer's inspections or inquiries relating to the acquisition of the Assets shall be borne by the Buyer. The Buyer agrees to indemnify the Seller and ConAgra and hold the Seller and ConAgra and the Facility and the Site harmless from and mechanic's and materialmen's liens and any claims, demands, damages, costs, liabilities or expenses arising from the entry on the Facility and the Site by the Buyer pursuant to this Agreement, except as caused by the negligence, gross negligence or willful misconduct of the Seller or McCormick or their respective agents, employees or contractors. Any entry on the Facility and the Site by the Buyer shall be at reasonable times and shall be conducted in the manner most calculated to minimize, to as great an extent as reasonably possible, any disruption to the Seller's operations on the Site.

         8.3 Threshold and Limits for Indemnity. Notwithstanding anything in Sections 8.1 or 8.2 herein, the parties' indemnity obligations under Sections 8.1(a) and 8.2(a) shall be shall be limited to after tax losses and subject to a threshold of $500,000, after tax (the "Threshold"), whereby the aggregate claims for indemnity by the party(ies) to be indemnified (the "Indemnitee") must exceed the Threshold before a claim shall be payable to the Indemnitee, and whereupon the indemnifying party(ies) (the "Indemnitor") shall become immediately liable for the payment of the Threshold amount, plus any excess, as applicable. If the Indemnitee's aggregate claims do not exceed the Threshold, then no amount shall be payable under Sections 8.1 and 8.2 herein. Notwithstanding anything to the contrary in this Section 8.3, if Buyer or any other Indemnitee under Section 8.1 has an indemnification claim relating to (i) the items referenced in the Notification Letter, as defined in Section 2.5(b) of the Amended and Restated Lease Agreement, or (ii) the O&M Agreement or the inaccuracy of the representation in Section 4.23, any such indemnification claim shall not be subject to the $500,000 limitation contained in the Threshold.

         8.4 Bulk Sales Indemnity. After the Closing, the Seller shall indemnify, defend and hold the Buyer harmless from all claims, liabilities, obligations, damages, penalties, fines, costs and expenses (including, reasonable attorneys' fees and costs) that arise out of or relate to noncompliance with bulk transfer laws of any jurisdiction that are applicable or alleged to be applicable to the sale of assets contemplated in this Agreement.

         8.5 Procedure for Indemnification with Respect to Third-Party Claims.

         8.5.1 Notice of Claim. If any legal proceedings shall be instituted or any claim or demand shall be asserted by any third party in respect of which indemnification may be sought by any party or parties from any other party or parties under the provisions of this Article 8, the Indemnitee shall, within forty-five (45) days of the receipt thereof, cause written notice of the legal proceedings or the assertion of any claim or demand of which it has knowledge that is covered by the indemnity under this Article 8 to be forwarded to the Indemnitor, specifying the nature of and specific basis for such legal proceedings, claim or demand and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be binding upon the Indemnitee, in its effort to collect the final amount arising out of such legal proceedings, claim or demand; provided, that the failure of an Indemnitee to give timely notice shall not affect rights to indemnification under this Article 8 except to the extent that the Indemnitor has been damaged by such failure.

         8.5.2 Conduct of Claim. The Indemnitor shall have the right, at its option and at its own expense, to be represented by counsel of its choice and to participate in, or to take exclusive control of, the defense, negotiation and/or settlement of any proceeding, claim or demand which relates to any amounts indemnifiable or potentially indemnifiable under this Article 8; provided, however, that the Indemnitee may participate in any such proceeding with counsel of its choice, which shall be at its own expense unless (i) the Indemnitor chooses counsel not reasonably acceptable to the Indemnitee or (ii) the Indemnitor does not pursue with reasonable diligence such defense, negotiation or settlement, in which case, the Indemnitee's participation shall be at the Indemnitor's expense. The Indemnitee shall have a right to notice of any settlement, and the Indemnitor shall not execute or otherwise agree to any consent decree which provides for other than monetary payment without the Indemnitee's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Indemnitee shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor. If the Indemnitor elects not to defend or settle such proceeding, claim or demand and the Indemnitee defends, settles or otherwise deals with any such proceeding, claim or demand, which settlement may be without the consent of the Indemnitor, the Indemnitee shall provide fifteen (15) days' advance written notice of any property settlement to the Indemnitor and will act reasonably and in accordance with its good faith business judgment. The parties shall cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

         8.5.3 Payment of Claim. After final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnitee and the Indemnitor shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnitor, the Indemnitee shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnitee in immediately available funds within thirty (30) days after the date of such notice.

         8.5.4 Access to Information. If any claim is made by a third party against an Indemnitee, the Indemnitee shall use its best efforts to make available to the Indemnitor those partners, officers and employees whose assistance, testimony or presence is necessary to assist the Indemnitor in evaluating and in defending such claims; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of the Indemnitee but failure to provide necessary witnesses or access to information will excuse Indemnitor's performance.


                                    ARTICLE 9

                     The Seller's and McCormick's Covenants
                 Prior to Closing, Taxes and Further Assurances

         9.1 The Seller's and McCormick's Covenants Prior to Closing. The Seller and McCormick jointly and severally covenant and agree that until the Effective
Date:

         9.1.1 The Seller shall afford the Buyer and its representatives full access during normal business hours to the Facility and the Assets and to all of the other properties, books, records and documents of the Seller.

         9.1.2 The Seller shall maintain the Assets in good condition and shall manage and operate the Facility in the same manner as heretofore.

         9.1.3 The Seller shall not waive any right of material value to its ownership operation of the Facility, including amending or modifying any of the Project Documents.

         9.1.4 Except in the ordinary course of business, the Seller shall not enter into any lease, sell, abandon or make any other disposition of any of the Assets, grant or suffer any Lien on any of the Assets, enter into or amend any contract or other agreement to which it is a party, or by to which it or the Assets are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party.

         9.1.5 Except in the ordinary course of business and in amounts less than $25,000 in each case, the Seller shall not incur or assume any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable).

         9.1.6 The Seller shall not terminate or fail to renew any of the Project Documents, except as otherwise provided herein.

         9.1.7 Except in the ordinary course of business, enter into any other material contract or other agreement or other material transaction relative to the Facility.

         9.1.8 Except for this Agreement and discussions among the Seller, McCormick and the Buyer relating to this Agreement, during the term of the Agreement the Seller and McCormick shall not, and shall cause each Person acting on their behalf and their other Affiliates not to, enter into any agreement or commitment for the sale or transfer, directly or indirectly, of the Seller, the Facility or the Assets, nor entertain any offers to do so or otherwise engage in any negotiations or discussions in connection with any of the same.

         9.1.9 Upon obtaining knowledge that any representation or warranty of the Seller or McCormick hereunder is false or misleading in any material respect, or that the Seller or McCormick is in breach or violation of any covenant hereunder in any material respect, the Seller and or McCormick, as applicable, shall promptly provide written notice thereof to the Buyer.

         9.2  Taxes.  The  Seller,  McCormick  and the  Buyer  hereby  agree and acknowledge that improvements to real property, such as the Facility, transferred in the manner herein contemplated, are not subject to sales, transfer, use, documentary transfer, stamp or excise taxes or other similar taxes of any type payable in connection with the sale and transfer of the Facility. All sales, transfer, use, documentary transfer, stamp or excise taxes, or other similar taxes of any type payable in connection with the sale and transfer of the Assets or otherwise in connection with the consummation of the transactions contemplated by this Agreement and the other Closing Documents, shall be the responsibility of and shall be paid as follows: (i) the Buyer shall pay the first $50,000 and (ii) the Buyer and the Seller shall each pay an equal share of any such taxes in excess of $50,000.

         9.3 Further Assurances. On and after the Closing Date, each party shall execute and deliver such further instruments and documents, and take such further other actions, as may be reasonably requested by the other party(ies), in order to effectuate the provisions and purposes of this Agreement and to secure the Buyer's financing of its purchase of the Assets hereunder.


                                   ARTICLE 10
                                  Miscellaneous

         10.1 Transaction Costs. Except as otherwise expressly provided herein, the Buyer, the Seller and McCormick each shall pay all of its own respective costs and expenses (including attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred in connection with negotiation and preparation of this Agreement and the transactions contemplated hereby, Buyer shall pay the costs incurred by the Seller and McCormick with Ernest and Young in connection with the review and audit of the Seller's books for Calpine's S-1 filing. The fees and expenses of any third parties mutually engaged by the parties in connection with the transactions contemplated hereby, and any filing fees required under the HSR Act, shall be shared equally by the Buyer and the Seller. The fees and expenses of Prudential shall be paid for by the Seller. Except as otherwise provided in this Agreement, all real and personal property taxes and assessments relating to the Facility and the Site or the Assets shall be prorated between the Buyer and the Seller to the Closing Date. The Buyer shall be responsible for and pay all costs and expenses related to any escrow, title insurance, recordation of documents and other related activities arising out of the consummation of the transaction contemplated herein.

         10.2 Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations and understandings among the parties.

         10.3 Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by each of the parties hereto.

         10.4 Assignments. No party shall assign its rights and/or obligations hereunder without the prior written consent of the other parties to this Agreement, which consent may be withheld in the other parties' sole and arbitrary discretion.

         10.5 Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

         10.6 Headings. The headings contained in this Agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         10.7 Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the party giving such notice) hand delivered by messenger or courier service, telefaxed, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

 To the Buyer

 Calpine Gilroy Cogen, L.P.
 50 West San Fernando Street
 San Jose, CA 95113
 Attn.: Vice President Asset Management

To the Seller

Gilroy Energy Company, Inc.
c/o McCormick & Company, Incorporated
18 Loveton Circle
Sparks, MD  21151
Attn.:  Robert W. Skelton, General Counsel


To McCormick

McCormick & Company, Incorporated
18 Loveton Circle
Sparks, MD  21151
Attn.:   Robert W. Skelton, General Counsel

or to such other address as any party may designate by notice complying with the terms of this Section 10.7. Each such notice shall be deemed delivered (i) on the date actually delivered if by messenger or courier service; (ii) on the date of confirmed answer-back if by telefax; and (iii) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         10.8 Severability. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         10.9 Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         10.10 Arbitration of Disputes. Any dispute arising under this Agreement shall be decided by binding arbitration conducted pursuant to the procedures set forth below. For purposes of this Section 10.10, the Seller and McCormick shall be deemed to be "a party," and the Buyer shall be deemed to be "a party."

         10.10.1 Initiation of Arbitration. The party seeking arbitration hereunder may request such arbitration in writing, which writing shall include a clear statement of the matter(s) in dispute and shall name one arbitrator appointed by such party. Within twenty (20) business days after receipt of such request, the other party shall appoint one arbitrator, or in default thereof, such arbitrator shall be named as soon as practicable by the American
Arbitration Association office in San Francisco, California, and the two arbitrators so appointed shall name a third arbitrator within ten (10) business days, or failing such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be appointed by the American Arbitration Association office in San Francisco, California. All arbitrators shall be neutral.

         10.10.2 Arbitration Procedure. The arbitration hearing shall be held in San Francisco, California, on at least twenty (20) business days' prior written notice to the parties. Except as otherwise provided herein, the proceedings shall be conducted in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association; provided, that depositions may be taken and discovery may be made in accordance with the Federal Rules of Civil Procedure. Any decision of the arbitrators, including a decision regarding an allocation of costs consistent with this Section 10.10, shall be joined in by at least two of the arbitrators and shall be set forth in a written award which shall state the basis of the award and shall include both findings of fact and conclusions of law. An award rendered pursuant to the foregoing, which may include an award or decree of specific performance hereunder, shall be final and binding on the parties, and judgment thereon may be entered or enforcement thereof sought by either party in a court of competent jurisdiction.

         10.10.3 No Power to Amend. Notwithstanding the foregoing, nothing contained herein shall be deemed to give the arbitrators appointed pursuant to the foregoing any authority, power or right to alter, change, amend, modify, waive, add to or delete from any of the provisions of this Agreement.

         10.10.4 Costs. Each party shall bear the costs of its appointed arbitrator and its own attorneys' fees, and the costs of the third arbitrator incurred in accordance with the foregoing shall be shared equally by the parties. Additional incidental costs of arbitration shall be paid for by the non-prevailing party in the arbitration; provided, that where the final decision of the arbitrators is not clearly in favor of either party, such incidental costs shall be shared equally by the parties.

         10.10.5 Complete Defense. Compliance by a party with the provisions of this Section 10.10 shall be a complete defense to any suit, action or proceeding instituted in any federal or state court, or before any administrative tribunal by the other party with respect to any controversy or dispute arising under or pursuant to this Agreement and which is subject to arbitration as set forth herein, other than a suit or action alleging non-compliance with a final and binding arbitration award rendered hereunder.

         Notice: By initialing in the space below you are agreeing to have any dispute arising out of the matters included in the "Arbitration of Disputes" provision decided by neutral arbitration as provided by California law and you are giving up any rights you might possess to have the dispute litigated in a court or jury trial. By initialing in the space below you are giving up your judicial rights to discovery and appeal, unless those rights are specifically included in the "Arbitration of Disputes" provision. If you refuse to submit to arbitration after agreeing to this provision, you may be compelled to arbitrate under the authority of the California Code of Civil Procedure. Your agreement to this arbitration provision is voluntary.

         We have read and understand the foregoing and agree to submit disputes arising out of the matters included in the "Arbitration of Disputes" provision to neutral arbitration.

THE BUYER'S INITIALS ________                    THE SELLER'S INITIALS ________


                                                 MCCORMICK'S INITIALS  ________

         10.11 Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or inequity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         10.12 Overdue Interest. In the event any payment required by this Agreement is not paid when due, the amount overdue shall bear interest from and including the date on which such payment was due to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in the Wall Street Journal as of the date such payment was due. Such interest shall be calculated on the basis of a year of 365 days.

         10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telefax of a signature page shall be binding upon any party so confirming.

         10.14 Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to principles of conflicts of laws.

         10.15 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

         10.16 Survival. All representations, warranties, covenants and agreements made herein or otherwise referenced herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         10.17 Materiality. As used in this Agreement the word "material" shall refer to materiality with respect to the subject matter of the particular representation, warranty or covenant in question, and not materiality in relation to the Purchase Price or transactions contemplated hereby as taken as a whole.

         10.18 Inducement to Transaction. All representations and warranties made by any party in this Agreement shall be deemed made for the purpose of inducing the other party(ies) to enter into this Agreement.

         10.19 Public Statements or Releases. Except as otherwise required by law, no party hereto shall make any public statement or release regarding this Agreement or the transactions contemplated hereby without the consent of the other party(ies), which consent shall not be unreasonably withheld.

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the Effective Date.

THE BUYER:                                    Calpine Gilroy Cogen, L.P.,
                                              a Delaware limited partnership

                                              By:    Calpine Gilroy 1, Inc.,
                                                     a Delaware corporation,
                                                     its General Partner


                                              By:   _________________

                                              Name: _________________

                                              Title:_________________


THE SELLER:                                   Gilroy Energy Company, Inc.,
                                              a California corporation

                                              By:    _________________

                                              Name:  _________________

                                              Title: _________________



MCCORMICK:                                    McCormick & Company, Incorporated,
                                              a Maryland corporation



                                              By:     _________________

                                              Name:   _________________

                                              Title:  _________________



                                              By:     _________________

                                              Name:   _________________

                                              Title:  _________________

                            ASSET PURCHASE AGREEMENT



                                      Among



                          Gilroy Energy Company, Inc.,



                        McCormick & Company, Incorporated



                                       and



                           Calpine Gilroy Cogen, L.P.







                           Dated as of August 28, 1996

                          Gilroy Cogeneration Facility

                                TABLE OF CONTENTS



                                                                            PAGE

ARTICLE 1    Definitions and Interpretation                                   25

    1.1 Defined Terms                                                         25
    1.2 Interpretation                                                        33

ARTICLE 2     Sale and Purchase of Assets, Liabilities, and Purchase Price,
              Manner of Payment                                               33

     2.1      Sale of Assets                                                  33
              2.1.1    Fixed Assets                                           34
              2.1.2    Inventory and Spare Parts                              34
              2.1.3    Agreements and Contracts                               34
              2.1.4    Intangibles                                            34
              2.1.5    Books and Records                                      34
              2.1.6    Governmental Approvals                                 34
              2.1.7    Improvements and Real Estate Rights                    34
              2.1.8    All Property Not Elsewhere Described                   34
     2.2      Liabilities                                                     34
     2.3      Purchase Price                                                  35
              2.3.1    Allocation Statement                                   35
              2.3.2    Reporting                                              35
     2.4      Purchase Price Post-Closing Adjustment                          35
              2.4.1    Preparation of Net Trade Amount                        35
              2.4.2    Post-Closing Review                                    36
              2.4.3    Access to Books and Records                            36
              2.4.4    Determination of Purchase Price Post-Closing
                       Adjustment                                             36
              2.4.5    Payment of Purchase Price Post-Closing Adjustment      36

ARTICLE 3     Closing Date, Actions at Pre-Closing, Closing and Termination
              Prior to Closing                                                37

     3.1      Closing Date                                                    37
     3.2      Actions at Pre-Closing or Closing                               37
              3.2.1    Purchase Price                                         37
              3.2.2    Bill of Sale                                           37
              3.2.3    General Assignment and Assumption Agreement            37
              3.2.4    Assignment of Agreements and Contracts                 37
              3.2.5    ConAgra's Consents and Agreements                      37
              3.2.6    Noncompete Agreement                                   38
              3.2.7    Books and Records                                      38
              3.2.8    Final Schedules                                        38

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                                TABLE OF CONTENTS



                                                                            PAGE

              3.2.9    Senior Loan Documents                                  38
              3.2.10   ConAgra Option Agreements                              38
              3.2.11   Stock Purchase Letter Agreement                        38
              3.2.12   Escrow Instructions                                    38
     3.3      Additional Actions                                              38
     3.4      Termination Prior to Closing                                    39
              3.4.1    Termination by the Seller/McCormick                    39
              3.4.2    Termination by the Buyer                               39
              3.4.3    Termination Due to Failure of Condition                39
              3.4.4    Termination by Mutual Consent                          39

ARTICLE 4     Representations and Warranties of the Seller and McCormick      40

     4.1      Due Organization                                                40
     4.2      Power and Authority                                             41
     4.3      Valid, Binding and Enforceable Obligations                      41
     4.4      No Violations                                                   41
     4.5      Governmental Approvals                                          41
     4.6      Third Party Consents and Notices                                42
     4.7      No Litigation                                                   42
     4.8      Agreements and Contracts; Project Documents                     42
     4.9      Utility Regulatory Matters                                      42
     4.10     Qualifying Facility Matters                                     43
     4.11     No Undisclosed Liabilities                                      43
     4.12     Fixed Assets and Inventory                                      43
     4.13     Title to Assets                                                 44
     4.14     Governmental Approvals for Business                             44
     4.15     ERISA                                                           44
     4.16     Labor Matters                                                   44
     4.17     Legal Compliance                                                45
     4.18     Hazardous Materials                                             45
     4.19     Disclosure                                                      45
     4.20     Condition of Acquired Assets                                    46
     4.21     Tax Matters                                                     46
     4.22     Brokers                                                         46
     4.23     O&M Agreement Termination                                       46

                                TABLE OF CONTENTS



                                                                            PAGE

ARTICLE 5     Buyer's Representations and Warranties                          46

     5.1      Due Organization                                                46
     5.2      Power and Authority                                             47
     5.3      Valid, Binding and Enforceable Obligations                      47
     5.4      No Violations                                                   47
     5.5      No Litigation                                                   47
     5.6      Brokers                                                         47

ARTICLE 6     Conditions Precedent to Buyer's Obligations                     48

     6.1      Representations True and Correct                                48
     6.2      Compliance with Covenants                                       48
     6.3      Closing Actions                                                 48
     6.4      Consents and Governmental Approvals                             48
     6.5      Seller and McCormick Opinion of Counsel                         48
     6.6      Proceedings Satisfactory                                        48
     6.7      ConAgra Acquisition                                             49
     6.8      ConAgra Actions                                                 49
     6.9      ConAgra Assignment Agreement                                    49
     6.10     ConAgra Opinion of Counsel                                      49
     6.11     Severance of Facilities                                         49

ARTICLE 7     Conditions Precedent to The Seller's and  McCormick's
              Obligations                                                     49

     7.1      Representations True and Correct                                50
     7.2      Compliance with Covenants                                       50
     7.3      Closing Actions                                                 50
     7.4      Opinion of Counsel                                              50
     7.5      Proceedings Satisfactory                                        50
     7.6      ConAgra Acquisition                                             50
     7.7      Consents and Government Approvals                               50

ARTICLE 8     Indemnification                                                 51

     8.1      Indemnification by the Seller and McCormick                     51
     8.2      Indemnification by the Buyer                                    51
     8.3      Threshold and Limits for Indemnity                              52
     8.4      Bulk Sales Indemnity                                            52
     8.5      Procedure for Indemnification with Respect to
              Third-Party Claims                                              52
              8.5.1    Notice of Claim                                        52

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                                TABLE OF CONTENTS



                                                                            PAGE

              8.5.2    Conduct of Claim                                       52
              8.5.3    Payment of Claim                                       53
              8.5.4    Access to Information                                  53

ARTICLE 9     The Seller's and McCormick's Covenants Prior to Closing,
              Taxes and Further Assurances                                    53

     9.1      The Seller's and McCormick's Covenants Prior to Closing         53
     9.2      Taxes                                                           54
     9.3      Further Assurances                                              54

ARTICLE 10    Miscellaneous                                                   55

     10.1     Transaction Costs                                               55
     10.2     Entire Agreement                                                55
     10.3     Amendments                                                      55
     10.4     Assignments                                                     55
     10.5     Binding Effect                                                  55
     10.6     Headings                                                        55
     10.7     Notices                                                         56
     10.8     Severability                                                    56
     10.9     Waivers                                                         57
     10.10    Arbitration of Disputes                                         57
              10.10.1  Initiation of Arbitration                              57
              10.10.2  Arbitration Procedure                                  57
              10.10.3  No Power to Amend                                      57
              10.10.4  Costs                                                  59
              10.10.5  Complete Defense                                       59
     10.11    Remedies Cumulative                                             59
     10.12    Overdue Interest                                                59
     10.13    Counterparts                                                    59
     10.14    Governing Law                                                   59
     10.15    Preparation of Agreement                                        59
     10.16    Survival                                                        59
     10.17    Materiality                                                     59
     10.18    Inducement to Transaction                                       59
     10.19    Public Statements or Releases                                   59

EXHIBITS

     EXHIBIT A    -       Intentionally Omitted
     EXHIBIT B    -       Amended and Restated Lease Agreement

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                                TABLE OF CONTENTS


     EXHIBIT C    -       Amended and Restated Natural Gas Sales Agreement
     EXHIBIT D    -       Assignment of Lease Agreement
     EXHIBIT E    -       Assignment of Natural Gas Sales Agreement
     EXHIBIT F    -       Assignment of Power Purchase Agreement
     EXHIBIT G    -       Assignment of Steam Sales Agreement
     EXHIBIT H    -       Assignment in Part of Waste Discharge and Water
                          Reclamation Requirements
     EXHIBIT I-1  -       QF Site Option Agreement
     EXHIBIT I-2  -       Wastewater Discharge Option Agreement
     EXHIBIT I-3  -       Facility Site Option Agreement
     EXHIBIT J    -       Lessor Consent and Agreement
     EXHIBIT K    -       Memorandum of Amended and Restated Lease
                          Agreement
     EXHIBIT L    -       Memorandum of QF Site Option
     EXHIBIT M    -       Memorandum of Facility Site Option
     EXHIBIT M-1  -       Memorandum of Wastewater discharge Option
                          Agreement
     EXHIBIT N    -       Consent and Agreement (Natural Gas Sales Agreement)
     EXHIBIT O    -       Noncompetition Earnings Contingency Agreement
     EXHIBIT P    -       Consent and Agreement (Power Purchase Agreement)
     EXHIBIT Q    -       Purchaser's Consent
     EXHIBIT R    -       Shutdown Agreement
     EXHIBIT R-1  -       Shutdown Consent
     EXHIBIT S    -       First Amendment to Steam Purchase and Sale Contract
     EXHIBIT T    -       Substation Operating Agreement
     EXHIBIT U-1  -       Opinion of Robert W. Skelton, General Counsel of
                          McCormick
     EXHIBIT U-2  -       Opinion of Baker & McKenzie, Counsel for the Seller
                          and McCormick
     EXHIBIT V-1  -       Opinion of Joseph E. Ronan, Jr., General Counsel of
                          the Buyer
     EXHIBIT V-2  -       Opinion of Thelen, Marrin, Johnson & Bridges Counsel
                          for the Buyer

SCHEDULES

SCHEDULE A-1      -       Description of the Facility
SCHEDULE A-2      -       PROPERTY DESCRIPTION OF THE SITE
SCHEDULE B        -       SAMPLE CALCULATION OF NET TRADE AMOUNT
SCHEDULE 2.1.1    -       FIXED ASSETS

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                                TABLE OF CONTENTS


SCHEDULE 2.1.2    -    INVENTORY
SCHEDULE 2.1.3    -    ASSIGNED CONTRACTS
SCHEDULE 2.2      -    EXCLUDED LIABILITIES
SCHEDULE 4.5      -    GOVERNMENTAL APPROVALS
SCHEDULE 4.6      -    THIRD PARTY CONSENTS AND NOTICES
SCHEDULE 4.7      -    LITIGATION (SELLER AND MCCORMICK)
SCHEDULE 4.8      -    PROJECT DOCUMENTS
SCHEDULE 4.11     -    LIABILITIES
SCHEDULE 4.14.1   -    ALL GOVERNMENTAL APPROVALS
SCHEDULE 4.14.2   -    GOVERNMENTAL APPROVALS NOT VALIDLY
                       ISSUED/TRANSFERRED
SCHEDULE 4.17     -    LEGAL COMPLIANCE
SCHEDULE 4.18     -    HAZARDOUS MATERIALS
SCHEDULE 5.5      -    LITIGATION (BUYER)
sCHEDULE 6.11     -    SEVERANCE OF FACILITIES ITEMS




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

                  NONCOMPETITION/EARNINGS CONTINGENCY AGREEMENT



         This NONCOMPETITION/EARNINGS CONTINGENCY AGREEMENT (the "Agreement") is entered into on this 28th day of August, 1996, by and among Calpine Gilroy Cogen, L.P., a Delaware limited partnership ("Calpine"), McCormick & Company, Incorporated, a Maryland corporation ("McCormick"), and Gilroy Energy Company, Inc., a California corporation ("Gilroy").

                                    RECITALS

         WHEREAS, Gilroy (as Seller), Calpine (as Buyer), and McCormick have entered into an Asset Purchase Agreement dated as of August ___, 1996, (the "Purchase Agreement"), pursuant to which Calpine will acquire all of Gilroy's interest in and to the Gilroy Cogeneration Facility, a 120 megawatt (nominal net) gas-fired combined cycle cogeneration facility located in Gilroy, California (the "Facility"), and certain other assets of Gilroy (the "Purchased Assets"), as more fully described in the Purchase Agreement; and

         WHEREAS, McCormick is the indirect parent company of Gilroy as Gilroy is a wholly-owned subsidiary of Gilroy Foods, Incorporated, a California corporation, and Gilroy Foods, Incorporated is a wholly-owned subsidiary of McCormick; and

         WHEREAS, pursuant to the Purchase Agreement, Gilroy will receive valuable consideration in exchange for its interest in the Purchased Assets, and McCormick will receive valuable consideration in exchange for the agreements contained herein including the payments hereinafter described; and

         WHEREAS, Gilroy and McCormick each further acknowledges that this Agreement is a separately bargained for consideration and is a material inducement to Calpine to proceed with the transaction described in the Purchase Agreement; and

         WHEREAS, Calpine acknowledges that this Agreement is a separately bargained for consideration and is material inducement to McCormick and Gilroy to proceed with the transaction described in the Purchase Agreement.

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1. Noncompetition Covenant. In connection with the transfer and sale of the Purchased Assets pursuant to the Purchase Agreement and for good and valuable consideration, receipt of which is hereby acknowledged by each of Gilroy, McCormick and Calpine, and pursuant to the other terms and conditions set forth in this Agreement, McCormick hereby agrees with Calpine that McCormick will not, without the prior written consent of Calpine, at any time within the three and one-fourth (3 1/4) year period from and after the date hereof, and Gilroy hereby agrees with Calpine that Gilroy (so long as it is owned, directly or indirectly, by McCormick or any of McCormick's affiliates) will not, without the prior written consent of Calpine, at any time within the three and one-fourth (3 1/4) year period from and after the date hereof, engage in the business of cogeneration of energy in northern California or have more than an aggregate of a five percent (5%) interest in any business, firm, corporation or other entity (whether as a principal, partner, director, officer, employee, consultant, agent, security holder or otherwise) principally involved in the business of cogeneration of energy in northern California.

         2. Earnings Contingency. If neither McCormick nor Gilroy has breached its respective obligations pursuant to Section 1 of this Agreement, and the Facility has total revenues as reported in the income statement of Calpine (including, but not limited to, revenues from the sale of electricity to Pacific Gas & Electric Company or others, revenues from the sale of steam, business interruption insurance proceeds, and the equivalent dollar value of any credits resulting from shutting down or starting up the Facility) of at least $2,500,000 in the period from and after the date hereof through November 30, 1996 and $10,000,000 in each fiscal year (ending on November 30th) thereafter or, alternatively, the Facility has, on a cumulative basis, total revenues in an amount equal to $10,000,000 multiplied by the number of years or partial years (partial years to be measured by the actual number of days elapsed divided by the actual number of days in such year) that have elapsed between the commencement date of this Agreement and the required payment date, with a maximum cumulative total of $32,500,000, Calpine shall pay to McCormick the amounts at the times set forth in Section 4. Subject to Section 3 hereof, in the event that the Facility fails to obtain the required minimum revenues, payments to McCormick under Section 4 shall be suspended and deferred until such payment date as the Facility does satisfy the minimum revenue requirements. Except as provided herein, the payments set forth in Section 4 are absolutely due and payable by Calpine to McCormick, without offset, on or prior to the dates set forth in Section 4, and shall in no event be construed to constitute option payments payable only in the event Calpine wishes to bind McCormick to the covenants made in Section 1 hereof. Calpine has obtained and delivered to McCormick, the receipt of which is hereby acknowledged, irrevocable letters of credit issued by Banque National de Paris, Los Angeles Branch, to secure the payment of the amounts required to be paid to McCormick by Calpine, in form and substance equivalent to the letters of credit attached hereto and made a part hereof as Exhibit A.

         3. Unforeseen Changes in Revenues. In the event that Calpine and Pacific Gas & Electric Company amend the Power Purchase Agreement (such term used herein as defined in the Purchase Agreement) in such a way as to prevent the Facility from meeting the minimum revenue requirements of Section 2 hereof, or if there is a change in law or regulation which prevents the Facility from satisfying said revenue requirements (other than any action by the California Public Utility Commission or any successor agency (the "CPUC") which renders the Power Purchase Agreement null and void or eliminates the capacity payments thereunder and which arises without the agreement, consent or cooperation of Calpine or despite Calpine's opposition to such action), or if Calpine ceases or diminishes operations at the Facility during peak hours or peak periods as such hours or periods are identified in the Power Purchase Agreement which prevents the Facility from satisfying said revenue requirements, including without limitation, by reason of force majeure events, or if Calpine otherwise fails or is unable to perform its obligations hereunder or under the Power Purchase Agreement which prevents the satisfaction of said revenue requirements, then Calpine shall be deemed to have waived the revenue requirements of Section 2 hereof and the payments owed by Calpine to McCormick shall thereupon become absolute and unconditional, provided that neither McCormick nor Gilroy has breached its respective obligations under Section 1 hereof.

         4. Payments. If neither McCormick nor Gilroy has breached its respective obligations pursuant to Section 1 of this Agreement, and the Facility has total revenues in the amounts set forth in Section 2 of this Agreement, Calpine shall pay to McCormick, at the address set forth herein as McCormick's notice address, the following sums during each of the years indicated:

          Year                                  Amount
          ----                               ----------
          1996                               $4,500,000
          1997                               $8,000,000
          1998                               $7,000,000
          1999                               $4,640,000

each such annual payment shall be paid in four equal quarterly installments on February 28, May 31, August 31 and November 30 of each year (each a "Quarterly Payment Date") and any payment deferred pursuant to Section 2 hereof shall be paid in full on the first Quarterly Payment Date thereafter on which the Facility satisfies the minimum revenue requirement in accordance with Section 2 hereof.

         5. Enforcement. Each of McCormick and Gilroy acknowledges and agrees that, because the legal remedies of Calpine may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and obligations set forth in Section 1, Calpine may, in addition to obtaining any other remedy or relief available to it, enforce the provisions of Section 1 by injunction and other equitable remedies.

         6. Severability. The parties agree that the provisions with respect to duration and geographic scope and restrictions set forth in Section 1 are reasonable to protect the legitimate interest of Calpine. The provisions of
Section 1 are severable, and in the event that any provision hereof should, for any reason, be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable to the maximum extent compatible with, and possible under, applicable law. In the event Section 1 is invalidated or modified as provided above, no such invalidation or modification shall in any way reduce, alter or offset Calpine's obligations to pay the sums set forth in
Section 4 to McCormick, provided that McCormick and Gilroy have not breached their respective obligations pursuant to Section 1 hereof.

         7. Successors and Assigns. This Agreement shall inure to the benefit of McCormick, Gilroy and Calpine and their respective successors and assigns; provided, however, that McCormick and Gilroy may not assign their rights and obligations under this Agreement without the prior written consent of Calpine, which consent shall not be unreasonably withheld.

         8. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California. The scope and effect of the covenants contained in this Agreement, as governed by the laws of the State of California, shall be as broad as may be permitted under the provisions of such laws or other applicable law.

         9. Time is of the Essence. Time is of the essence in the performance of the parties' respective obligations stated herein.

         10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one agreement.

         11. Notices. All written notices required to be given pursuant to the terms hereof shall be sent by (a) personal delivery, (b) a nationally recognized overnight courier service, or (c) United States first class mail, registered or certified return receipt requested and postage prepaid as expressly provided herein. All notices shall be addressed as follows:


         To McCormick                      McCormick & Company, Incorporated
         and Gilroy:                       18 Loveton Circle
                                           Sparks, MD 21152-6000
                                           Attention:  Robert W. Skelton
                                           Vice President  and General Counsel

         With copy to:                     Baker & McKenzie
                                           Two Embarcadero Center, 24th Floor
                                           San Francisco, CA 94111-3099
                                           Attention: Tyrrell M. Prosser, Esq.

         To Calpine:                       Calpine Gilroy Cogen, L.P.
                                           50 West San Fernando Street
                                           San Jose, CA 95113
                                           Attention: Vice President
                                           Asset Management

The foregoing addresses may be changed by written notice. All notices shall be deemed received upon receipt or the date indicated on any return receipt or other receipt of delivery.

         12. Captions. None of the captions of the paragraphs of this Agreement shall be construed as a limitation upon the language of such paragraphs, said captions having been inserted as a guide and a partial index and not as a complete index of the contents of such paragraphs.

         13. Further Assurances. In a timely fashion, each party shall execute and deliver such further instruments, documents or assurances, and take such further action, as shall be required to carry out the purposes and intent of this Agreement.

         14. Attorneys' Fees. In the event of any action at law or in equity between the parties to this Agreement to enforce any of the provisions and/or rights hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party, and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and fees shall be included in and as part of such judgment.

         15. Entire Agreement. This Agreement and any exhibits which are attached hereto and all documents in the nature of exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understandings.

CALPINE GILROY COGEN, L.P.,                        GILROY ENERGY COMPANY, INC.,
a Delaware limited partnership                     a California corporation


By:    Calpine Gilroy 1, Inc.,
       a Delaware corporation,                      By:    ___________________
       its General Partner
                                                    Name:  ___________________

By:       ____________________                      Title: ___________________

Name:     ____________________

Title:    ____________________


McCORMICK & COMPANY,
INCORPORATED,
a Maryland corporation

By:       ____________________

Name:     ____________________

Title:    ____________________